Exhibit 4.1

Execution Version

OFFICE PROPERTIES INCOME TRUST

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

Dated as of December 11, 2024

________________________

$444,992,000 3.250% Senior Secured Notes due 2027

________________________

TABLE OF CONTENTS

Page

ARTICLE One

Appendix

Appendix A – Provisions Relating to the Notes

Exhibits

Exhibit A – Form of Note

Exhibit B – Form of Transferee Letter of Representation

Exhibit C – Form of Supplemental Indenture

Exhibit D – Form of Mortgage

Schedules

Schedule A – First Lien Collateral Properties

Schedule B – Second Lien Collateral Properties

Schedule C – Certain Excluded Subsidiaries

Schedule D – First Lien Guarantors

Schedule E – Second Lien Guarantors

Schedule F – Specified Guarantors

Schedule G – March 2029 Notes Unsecured Guarantors

INDENTURE, dated as of December 11, 2024, among Office Properties Income Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Company”) having its principal office at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, the other entities (other than the Trustee (as defined below)) listed on the signature pages hereto (the “Initial Subsidiary Guarantors”) and U.S. Bank Trust Company, National Association, a national banking organization organized and existing under the laws of the United States, as Trustee (in such role, the “Trustee”) and Collateral Agent (in such role, “Collateral Agent”).

RECITALS

WHEREAS, the Company has duly authorized the creation and issuance of $444,992,000 aggregate principal amount of 3.250% Senior Secured Notes due 2027; and

WHEREAS, the Company and the Initial Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture (as defined herein).

NOW, THEREFORE, THIS INDENTURE WITNESSETH for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE One

Definitions and Other Provisions of General Application

Section 1.01.            Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)            all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

(d)            unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles;

(e)            unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(f)             the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“20 Massachusetts Ave Property” has the meaning provided in Section 10.11(a).

“20 Massachusetts Ave Sale” has the meaning provided in Section 10.11(a).

“2029 Exchange Notes” means (i) the Company’s 9.000% Senior Secured Notes due 2029, issued pursuant to the 2029 Exchange Notes June Indenture and (ii) the Company’s 9.000% Senior Secured Notes due 2029, issued pursuant to the 2029 Exchange Notes October Indenture.

“2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issue Date, by and among the 2029 Exchange Notes Trustees, the Trustee, the Company and certain other Subsidiaries of the Company from time to time party thereto.

“2029 Exchange Notes June Indenture” means that certain Indenture, dated as of June 20, 2024, among the Company, certain other Subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “2029 Exchange Notes June Trustee”), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“2029 Exchange Notes October Indenture” means that certain Indenture, dated as of October 8, 2024, among the Company, certain other Subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “2029 Exchange Notes October Trustee”), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“2029 Exchange Notes Trustees” means the 2029 Exchange Notes June Trustee and the 2029 Exchange Notes October Trustee.

“Acceptable Junior Intercreditor Agreement” means a senior priority/junior priority intercreditor agreement with (together with other relevant Persons) the lender(s) (or any collateral agent and/or other authorized representative with respect thereto) with respect to any Debt which is by its terms secured by Permitted Junior Liens and so long as such Debt is not prohibited to be incurred and so secured by the terms of this Indenture, which intercreditor agreement shall provide for the subordination of such Permitted Junior Liens to the Liens securing the Notes and the related Guarantees on terms that are substantially similar to the provisions of the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement (except with the Notes and the related Guarantees treated as the senior Debt) and otherwise reasonably customary for intercreditor arrangements of such type (as determined in good faith by the Company).

“Acceptable Senior Intercreditor Agreement” means a senior priority/junior priority intercreditor agreement with (together with other relevant Persons) the lender(s) (or any collateral agent and/or other authorized representative with respect thereto) with respect to the 2029 Exchange Notes (or any other Debt secured by Permitted Senior Liens not in violation of this Indenture), which intercreditor agreement shall (i) provide for the subordination of the Liens securing the Notes and the related Guarantees on some or all of the Second Lien Collateral to the Liens securing the 2029 Exchange Notes (or any other Debt secured by Permitted Senior Liens not in violation of this Indenture) and (ii) grant to the holders of the Notes and the related Guarantees only a residual interest in any remaining value of such Second Lien Collateral following repayment in full of all obligations and the termination of all commitments under such Debt, in each case on terms that are substantially similar to the terms of the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement and otherwise reasonably customary for intercreditor arrangements of such type (as determined in good faith by the Company).

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“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Guarantor” means any direct or indirect Subsidiary of the Company that either (a) is formed or acquired after the Issue Date and is not an Excluded Subsidiary or (b) is, as of the Issue Date or any future date, an Excluded Subsidiary and subsequently ceases to be an Excluded Subsidiary and that, in the case of either (a) or (b), delivers a Guarantee of the Notes Obligations in accordance with Section 14.03.

“Adjusted Total Assets” has the meaning provided in Section 10.07(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For the avoidance of doubt, for so long as RMR is the sole business manager of the Company, any Person under the direct or indirect control of, or that is controlled by or under direct or indirect common control with, RMR shall be considered to be an Affiliate of the Company.

“Annual Debt Service” as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries, excluding amortization of debt discounts and deferred financing costs.

“Asset Sale” means the sale, conveyance, transfer, investment or other disposition (including any net lease or sale-leaseback of an entire real property (including the improvements thereon)) of any First Lien Collateral, Second Lien Collateral or Non-Collateral Assets by the Company or any of its Subsidiary Guarantors; but expressly excluding the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and the Subsidiary Guarantors taken as a whole (which is governed by Section 8.01).

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Notwithstanding the preceding provisions, none of the following will be deemed to be an Asset Sale:

(i)            a sale, lease, conveyance or other disposition of assets between or among the Company or any Subsidiary, on the one hand, and any other Subsidiary, on the other hand; provided that any such sale, lease, conveyance or other disposition of Collateral is made subject to any Mortgage securing such Collateral and in the case of any such sale, lease, conveyance or other disposition of Collateral to a Subsidiary other than a Subsidiary Guarantor, concurrently with such sale, lease, conveyance or other disposition, such Subsidiary becomes a Subsidiary Guarantor and expressly assumes all obligations as a Subsidiary Guarantor under the Note Documents pursuant to a supplemental indenture or other documents or instruments in a form reasonably satisfactory to the Trustee;

(ii)           any transfer, assignment or other disposition deemed to occur in connection with the creation or granting of Liens not prohibited by Section 10.09;

(iii)          sales, leases, conveyances or other dispositions of property or assets subject to foreclosure proceedings, an Event of Loss or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind with respect to property or assets; provided that to the extent any of the foregoing is entered into with an Affiliate of the Company (other than the Company or a Subsidiary Guarantor), such transaction is at, or more favorable to the Company or the applicable Subsidiary than, Fair Market Value;

(iv)          any lease, sublease, license, sublicense, easement, space lease, right to use or occupy, or other right to operate or conduct business or any other similar arrangement of any kind in the ordinary course of business (including, for the avoidance of doubt, the amendment or recast of any of the foregoing in effect on the Issue Date); provided that, to the extent any of the foregoing is entered into with an Affiliate of the Company (other than the Company or a Subsidiary Guarantor), such transaction is at, or more favorable to the Company or the applicable Subsidiary than, Fair Market Value;

(v)           dispositions (other than any dispositions to any Affiliate of the Company (other than the Company or a Subsidiary Guarantor) that are not at or greater than Fair Market Value) and/or termination of leases, subleases, licenses or sublicenses;

(vi)          expirations of any option agreement in respect of real or personal property; and

(vii)         any JV Transaction in connection with any JV Property; provided that, for the avoidance of doubt, any sale, lease, conveyance or other disposition of a JV Interest shall be deemed an Asset Sale.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate the Notes.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

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“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” means either the board of trustees of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by a Secretary or Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated, whether voting or non-voting) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

“Cash Equivalents” means demand deposits, certificates of deposit or repurchase agreements with banks or other financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, “P-2” (or its equivalent) or better by Moody’s or “A-2” (or its equivalent) or better by Standard & Poor’s.

“Change of Control” means the occurrence of any of the following:

(1)   Any “person” or “group” (as such terms are used in Sections 13(d)  and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25.0% of the total voting power of the then-outstanding voting stock of the Company;

(2) During any period of 12 consecutive months ending after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Company (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Company then in office; or

(3) RMR shall cease for any reason to act as the sole business manager for the Company.

“Change of Control Offer” has the meaning provided in Section 11.09(a).

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“Change of Control Payment” has the meaning provided in Section 11.09(a).

“Change of Control Payment Date” has the meaning provided in Section 11.09(b).

“Collateral” means all of the Collateral Property and the Pledged Collateral, in each case, pledged as collateral to secure the Notes Obligations pursuant to the terms of the Security Documents.

“Collateral Property” means any First Lien Collateral Property or Second Lien Collateral Property.

“Commission” means the Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by a Managing Trustee, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(i) interest on Debt of the Company and its Subsidiaries,

(ii) provision for taxes of the Company and its Subsidiaries based on income,

(iii) amortization of debt premium/discount and deferred debt issuance costs,

(iv) provisions for gains and losses on properties and property depreciation and amortization,

(v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and

(vi) amortization of deferred charges.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which on the date hereof is located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

“corporation” means a corporation, association, partnership, limited liability, joint-stock or other company, real estate investment trust or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.03.

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“Credit Facility” means the credit facilities under, collectively,

(i) the Second Amended and Restated Credit Agreement, dated as of January 29, 2024 (as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Debt under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, the “Credit Agreement”), among the OPI WF Borrower LLC, OPI WF Holding LLC, the Company, the guarantors named therein, the financial institutions named therein, and Wells Fargo Bank, National Association, as administrative agent; and/or

(ii) whether or not the agreements referred to in clause (i) remain outstanding, if designated by the Company to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), and/or (C) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Debt” of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of:

(i)            borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(ii)           borrowed money secured by any Lien existing on property owned by the Company or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the Fair Market Value of the property subject to such Lien;

(iii)          the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

(iv)         the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

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(v)          any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company’s consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, to the extent, in the case of items of indebtedness under (i) through (v) above, that any such items (other than letters of credit) would be properly classified as a liability on the Company’s consolidated balance sheet in accordance with generally accepted accounting principles. Debt (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (B) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon and (2) includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 13.02.

“Depositary” means, with respect to Notes issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by the Indenture. The Depositary shall initially be The Depository Trust Company, its nominees and their respective successors.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise,

(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt),

(ii) is convertible into or exchangeable or exercisable for Debt (other than Subordinated Debt or Disqualified Stock), or

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(iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the Stated Maturity of the principal of the Notes.

“Earnings from Operations” for any period means

(i) net earnings, excluding

(1) gains and losses on sales of investments,

(2) extraordinary items,

(3) gains and losses on early extinguishment of debt,

(4) property valuation losses, and

(5) equity in the earnings and losses of Equity Method Investments, plus

(ii) to the extent not included in net earnings, cash distributions received by the Company or its Subsidiaries from Equity Method Investments, in each case as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles.

“ECF Collateral Property NOI” means, for all First Lien Collateral Properties in the aggregate at any date of its determination (without duplication): (a) rents and other revenues received from such First Lien Collateral Properties (including proceeds from rent loss or business interruption insurance (but not in excess of the actual rent otherwise payable) but excluding Lease Termination Payments), minus (b) all expenses paid related to the ownership, operation or maintenance of such First Lien Collateral Properties, including but not limited to, ground rents, property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, property management fees, and general and administrative expenses, in each case, which are the responsibility of the applicable First Lien Guarantor that are not paid directly by the applicable tenant.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Method Investments” means equity securities that at the time of determination:

(i) are part of a class of equity securities that is traded on a national or regional securities exchange or a recognized over-the-counter market;

(ii) are issued by an entity (a) to which the Company’s manager at such time or an Affiliate of the Company’s manager at such time provides management services, (b) that operates in a manner intended to qualify such entity for taxation as a “real estate investment trust” under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, and (c) that is not a consolidated Subsidiary of the Company; and

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(iii) are or in any prior period were accounted for in the consolidated financial statements of the Company using the equity method of accounting.

“Event of Default” has the meaning specified in Section 5.01.

“Event of Loss” means with respect to the Collateral any (i) casualty, loss, damage, destruction or other similar loss, (ii) condemnation, taking or seizure by a governmental authority of assets or property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or (iii) settlement in lieu of clause (ii) above.

“Event of Loss Redemption” has the meaning specified in Section 10.11(c).

“Excess Cash Flow Period” shall mean each fiscal year of the Company commencing with the fiscal year of the Company ending December 31, 2025.

“Excess Proceeds” means the aggregate amount of Net Proceeds in excess of $150,000,000 received by the Company or any Subsidiary of the Company on or after October 1, 2024 in respect of Asset Sales of Non-Collateral Assets held thereby; provided that Net Proceeds which are used to voluntarily redeem, repay or otherwise repurchase Notes, but for the avoidance of doubt, not pursuant to any Mandatory Amortization or Quarterly Amortization payment, shall constitute “Excess Proceeds”.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Excluded Subsidiary” means any direct or indirect Subsidiary of the Company that: (a) is prohibited or restricted by applicable law from guaranteeing the Notes Obligations, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee, unless such consent, approval, license or authorization has been received, (b) is a non-wholly owned Subsidiary of the Company that exists for bona fide business purposes pursuant to joint venture arrangements customary for the industry in which such Subsidiary operates, (c) is prohibited or restricted from guaranteeing the Notes Obligations by any contractual obligation not entered into in contemplation thereof, (d) holds no more than a de minimis amount of assets, (e) is a non-U.S. Subsidiary with respect to which a Guarantee by it of the Notes Obligations would result in a material adverse tax consequence to the Company or any of its Subsidiaries or direct or indirect equity owners (including, without limitation, Section 956 of the Code or as a result of any law or regulation in any applicable jurisdiction similar to Section 956 of the Code), in each case, as reasonably determined by the Company, (f) OPI WF Borrower LLC, OPI WF Holding LLC, and the guarantors under the Credit Agreement, in each case, for so long as the Credit Agreement restricts such Subsidiaries from Guaranteeing the Notes, or (g) is listed on Schedule C attached hereto; provided that, notwithstanding anything to the contrary herein, any Subsidiary that is an obligor under the 2029 Exchange Notes shall not constitute an Excluded Subsidiary hereunder.

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“Existing Mortgage Notes” means, collectively (i) that certain Loan Agreement, dated as of September 13, 2023, by and among UBS AG, as lender, and CLAY AVE WACO LLC and PRIMERICA PKWY GA LLC, as borrowers; (ii) that certain Loan Agreement, dated as of June 23, 2023, between JPMorgan Chase Bank, National Association, as lender, and STERLING PARK LLC, as borrower; (iii) that certain Loan Agreement, dated as of June 30, 2023, between JPMorgan Chase Bank, National Association, as lender, and RIO ROBLES CA LLC, as borrower; (iv) that certain Loan Agreement, dated as of May 25, 2023, between JPMorgan Chase Bank, National Association, as lender, and 3300 75TH AVENUE LLC, as borrower; (v) that certain Loan Agreement, dated as of June 27, 2023, between JPMorgan Chase Bank, National Association, as lender, and EWING BOULEVARD LLC, as borrower; and (vi) that certain Loan Agreement, dated as of August 8, 2023, between JPMorgan Chase Bank, National Association, as lender, and ECHELON PKWY MS LLC, as borrower (in each case, as amended, restated, replaced, supplemented or otherwise modified from time to time).

“Existing Mortgaged Properties” means the real properties that, as of the Issue Date, are subject to a Lien in favor of the lenders or agents under the Existing Mortgage Notes.

“Expiration Date” has the meaning specified in Section 1.04.

“Fair Market Value” means (i) solely as used in the definition of “Debt” in connection with Sections 10.07(a), 10.07(b), 10.07(c) and 10.08 and any definitions directly or indirectly used therein, the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by the Company in good faith and (ii) otherwise, the price that would be paid in an arm’s-length transaction between an informed and willing third-party seller under no compulsion to sell and an informed and willing third-party buyer under no compulsion to buy, as unanimously determined by the independent members of the Board of Trustees of the Company.

“Fair Value” means, for an Equity Method Investment, the lower of: (i) the original cost of such investment; or (ii) last reported sale price on the exchange or market on which the class of equity securities of which the investment is a part is primarily traded at the time of valuation.

“First Lien Collateral” means all of the First Lien Collateral Properties and the First Lien Pledged Collateral, in each case, pledged as collateral to secure the Notes Obligations pursuant to the terms of the Security Documents.

“First Lien Collateral Asset Sale Redemption” has the meaning specified in Section 10.11(b).

“First Lien Collateral Excess Cash Flow” means, for any period, the sum of (a) the ECF Collateral Property NOI for the First Lien Collateral Properties for such period, less (b) principal, interest, fees and any costs and expenses of the trustee, paying agent or holders actually paid directly or indirectly by the Company in respect of the Notes Obligations or in respect of any Debt secured by Liens during such period, less (c) certain renovations, improvements and capital expenditures solely in respect of the First Lien Collateral Properties, in each such case of the foregoing (b) and (c), which may be funded from any source.

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“First Lien Collateral Properties” means each of the fee-owned real properties identified on Schedule A that has not been released from the Liens securing the Notes Obligations in accordance with the provisions of this Indenture.

“First Lien Collateral Property Release” has the meaning specified in Section 14.04(c).

“First Lien Guarantors” means the entities set forth on Schedule D attached hereto or any Subsidiary of the Company that acquires and directly holds one or more First Lien Collateral Properties that are Collateral subject to Liens securing the Notes.

“First Lien Pledged Collateral” has the meaning specified in the Pledge Agreement.

“Funded Debt” means Debt for borrowed money or any obligation to be liable for, or to pay, as obligor, guarantor or otherwise, such Debt for borrowed money.

“generally accepted accounting principles” means, solely for purposes of determining compliance with any provision of Sections 10.07 and 10.08 which requires the calculation of any financial ratio or percentage, generally accepted accounting principles in the United States of America, which were in effect on July 20, 2017. For all other purposes, “generally accepted accounting principles” means generally accepted accounting principles in the United States of America in effect from time to time.

“Government Obligations” has the meaning specified in Section 13.04(a).

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person or any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)            to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(ii)           entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

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“Holder” means a Person in whose name a Note is registered in the Security Register; provided that solely for purposes of the third paragraph of Section 1.04, “Holder” shall include the “beneficial owner” of an interest in a Note.

“Indenture” means this indenture as may be amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Initial Default” has the meaning specified in Section 5.02.

“Initial Subsidiary Guarantors” has the meaning specified in the preamble.

“Intercreditor Agreements” means the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement, any Acceptable Junior Intercreditor Agreement and/or any Acceptable Senior Intercreditor Agreement.

“Interest Payment Date” has the meaning specified in Section 2.01(a).

“Issue Date” means December 11, 2024.

“Joint Venture Interests” means assets of the Company and its Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by the Company and its Subsidiaries, on the one hand, and one or more other Persons not constituting Affiliates of the Company, on the other, excluding any entity or properties (i) which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary, or (ii) to which, at the time of determination, the Company’s manager at such time or an Affiliate of the Company’s manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that are part of a class of equity securities that are traded on a national or regional securities exchange or a recognized over-the-counter market or any investments in debt securities, mortgages or other Debt or Equity Method Investments.

“Junior Priority Lien” means any Lien on an asset securing principal obligations in respect of Funded Debt that ranks junior in priority, pursuant to an intercreditor agreement establishing such priority, to one or more other Liens on such asset securing principal obligations in respect of other Funded Debt.

“JV Grid” means the table set forth immediately below:

Property Address	Release Price (millions)
8800 Tinicum Boulevard	$22.500
299 Jefferson Road	$10.000
20 Massachusetts Avenue NW	$80.000
8675,8701-8711 Freeport Pkwy and 8901 Esters Blvd	$22.166

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“JV Interest” has the meaning specified in Section 10.11(e)(ii).

“JV Property” means any property identified in the column “Property Address” in the JV Grid.

“JV Redemption” has the meaning specified in Section 10.11(e)(i).

“JV Release Price” means, for any JV Property, the corresponding dollar amount set forth in the column “Release Price (millions)” in the JV Grid.

“JV Transaction” means a transaction entered into with one or more other Persons not constituting the Company or a Subsidiary of the Company pursuant to which less than all of the Capital Stock or real property of a Subsidiary of the Company is sold to one or more other Persons not constituting the Company or a Subsidiary of the Company.

“KPIs” has the meaning specified in Section 10.10(b).

“Latest Completed Fiscal Quarter” has the meaning specified in Section 10.07(a)(i).

“Lease Termination Payment” means all sums, howsoever described, paid with respect to any rejection, termination, surrender or cancellation of any lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions).

“Lien” means, with respect to any asset, any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.

“Major Lease” means any lease of a First Lien Collateral Property which demises equal to or greater than 200,000 square feet of gross leasable area.

“Mandatory Amortization” has the meaning specified in Section 11.03(a).

“March 2029 Notes” means Company’s $300,000,000 in aggregate principal amount of 9.000% Senior Secured Notes due March 31, 2029, issued pursuant to the March 2029 Notes Indenture.

“March 2029 Notes Indenture” means that certain Indenture, dated as of February 12, 2024, among the Company, certain other Subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“March 2029 Notes Unsecured Guarantors” means the entities set forth on Schedule G attached hereto.

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of the Company and the Subsidiary Guarantors, taken as a whole, (b) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their payment obligations under this Indenture or (c) the rights and remedies of the Holders.

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“Maturity,” when used with respect to the Notes, means the date on which the principal of such Notes or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, but shall not include any date on which the payment of principal of such security is due and payable as a result of any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereof.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Trustee and the Holders of the Notes, on any Collateral Property substantially in the form of the mortgage attached hereto as Exhibit D or such other form sufficient to convey or evidence a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Trustee and the Holders of the Notes, on any Collateral Property (in each case, as determined in good faith by the Company).

“Net Proceeds” means, with respect to any Asset Sale of any First Lien Collateral, Second Lien Collateral or Non-Collateral Assets or Event of Loss of any First Lien Collateral, the cash proceeds (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of:

(i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Company’s good-faith estimate of any income (however, denominated), gross receipts, and franchise or similar taxes paid or payable by the Company or a Subsidiary Guarantor or any of their respective Subsidiaries or joint ventures (including pursuant to tax sharing arrangements or any tax distributions) in connection with such sale, lease, conveyance or other disposition),

(ii) amounts provided as a reserve in accordance with generally accepted accounting principles against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale or Event of Loss (provided that to the extent and at the time any such amounts are released from such reserve (other than in connection with a payment in respect of such liability), such amounts shall constitute Net Proceeds),

(iii) the principal amount, premium or penalty, if any, interest and other amounts on any Debt (other than the Notes) which is directly or indirectly secured by the asset sold in such Asset Sale or subject to the Event of Loss and which is required to be repaid or otherwise comes due as a result of such Asset Sale or Event of Loss and is repaid (other than any such Debt that is assumed by the purchaser of such asset); provided that if such asset is Collateral, such Debt is secured by a Lien on such asset that is (and is permitted to be pursuant to the terms of this Indenture) senior to the Lien on such asset securing the Notes Obligations,

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(iv) [Reserved],

(v) cash escrows (until released from escrow to the Company or any Subsidiary) of funds received pursuant to an Asset Sale or Event of Loss and

(vi) any charges, payments or expenses incurred in connection with an Event of Loss (including, without limitation, (A) any exit or disposal costs, (B) costs to replace, repair or reconstruct damaged assets subject to the Event of Loss or any associated environmental remediation costs, charges or payments, (C) any penalties or fines, (D) any continuing or unsatisfied obligations of the Company or any Subsidiary to tenants, operators or managers of such assets and (E) any fees, settlement payments or other charges related to any litigation or administrative proceeding resulting from such Event of Loss).

To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Company with respect to any Event of Loss, such cash proceeds and Cash Equivalents shall not be deemed received until such amounts to be netted are known by the Company.

“Non-Collateral Assets” has the meaning specified in Section 10.11(h).

“Non-Collateral Asset Sale Redemption” has the meaning specified in Section 10.11(i).

“Note Documents” means this Indenture, the Notes, the related Guarantees, the Security Documents and the Intercreditor Agreements.

“Notes” means the Company’s 3.250% Senior Secured Notes due 2027, issued under this Indenture, as amended or supplemented from time to time.

“Notes Obligations” means all obligations for principal, premium (if any), interest, if any, penalties, fees, indemnifications, reimbursements, damages, liabilities and other amounts payable of the Company and the Subsidiary Guarantors under the Note Documents.

“Notice” has the meaning specified in Section 1.17.

“Notice of Default” means a written notice of the kind specified in Sections 5.01(d) and 5.01(g).

“Officer’s Certificate” means a certificate signed on behalf of the Company by a Managing Trustee, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Controller, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel addressed to the Trustee. The counsel may be an employee of or counsel to the Company or any Affiliate.

“Optional Redemption” has the meaning specified in Section 11.01(a).

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“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Notes as to which Defeasance has been effected pursuant to Section 13.02 or satisfaction and discharge has been effected pursuant to Article Four; and

(iv)          Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that solely in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, or whether a quorum is present at a meeting of Holders of Notes, (A) the principal amount of Notes which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof, (B) if, as of such date, the principal amount payable is not determinable, the principal amount of Notes which shall be deemed to be Outstanding shall be the principal amount which would be due and payable at the Stated Maturity and (C) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, or upon any such determination as to the presence of a quorum, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal (and premium, if any) plus any interest on the Notes on behalf of the Company.

“Permitted Credit Facility Liens” means any Lien on all or a portion of any Collateral (as defined in the Credit Agreement as in effect on the Issue Date).

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“Permitted Junior Lien” means any Lien on all or a portion of any First Lien Collateral that ranks junior in priority to the Liens on the First Lien Collateral securing the Notes and the related Guarantees in accordance with the terms of an Acceptable Junior Intercreditor Agreement.

“Permitted Liens” means:

(i)            Liens securing the Notes Obligations and any other Liens existing on the Issue Date (other than any Liens permitted by clauses (x), (xi), (xii) or (xiii) of this definition);

(ii)           Liens securing (1) taxes, assessments and other charges or levies imposed by any Governmental Authority (x) which are not then due and payable or (y) if due and payable, which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of such Person in accordance with generally accepted accounting principles or (2) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals or other Charges (as defined in the Form of Mortgage attached hereto as Exhibit D) incurred in the ordinary course of business, in each case, (x) the failure of which to pay would not reasonably be expected to result in a Material Adverse Effect or (y) if such Lien is the responsibility of a financially responsible tenant, mortgagor or manager to discharge;

(iii)          with respect to any Property, Liens that are easements, covenants, conditions, rights-of-way, zoning restrictions, encroachments, encumbrances, and rights or restrictions of record on the use of real property and other similar matters of record affecting title that do not (1) secure obligations for the payment of money or (2) in the aggregate, materially impair the use of the affected property for its intended purpose by the Company or any Subsidiary Guarantor in the normal conduct of such Person’s business;

(iv)          Liens granted by any tenant on its leasehold estate in a Property;

(v)          the interests of tenants, operators or managers of Properties;

(vi)          judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default hereunder;

(vii)         non-exclusive licenses of intellectual property rights in the ordinary course of business (other than any such transactions with any Affiliate of the Company (other than the Company or any Subsidiary Guarantor) that are not at least for Fair Market Value);

(viii)        matters disclosed in any title report, commitment or policy provided to or obtained by Collateral Agent on or before Issue Date;

(ix)           with respect to First Lien Collateral, Permitted Junior Liens;

(x)            with respect to Second Lien Collateral, Permitted Senior Liens, which, for the avoidance of doubt, may be senior in all respects to the Liens securing the Notes, securing Debt in an aggregate principal amount outstanding on the Issue Date not to exceed (x) $610,000,000 plus (y) the amount of closing fees, expenses, discounts and other amounts paid in connection therewith;

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(xi)           Permitted Credit Facility Liens securing any Credit Facilities in an aggregate principal amount at any time outstanding not to exceed (x) $425,000,000 plus (y) the amount of customary closing fees, expenses and other amounts to be paid in connection with the replacement or refinancing of any Credit Facility;

(xii)          Liens securing all obligations under the Existing Mortgage Notes (or any Permitted Refinancing Indebtedness thereof) and the other related documentation in an aggregate principal amount at any time outstanding not to exceed (x) $177,400,000 plus (y) the amount of closing fees, expenses, discounts and other amounts paid in connection therewith;

(xiii)         Liens securing all obligations under the March 2029 Notes (or any Permitted Refinancing Indebtedness in respect thereof) and the other related documentation in an aggregate principal amount at any time outstanding not to exceed (x) $300,000,000 plus (y) the amount of closing fees, expenses, discounts and other amounts paid in connection therewith; or

(xiv)        Liens arising in connection with any JV Transaction not prohibited by this Indenture.

“Permitted Refinancing Indebtedness” means Debt of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to, or which serves to, extend, refinance, modify, renew, replace, defease, discharge or refund other Debt of the Company or any of its Subsidiaries (other than intercompany Debt); provided that:

(A) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Debt so extended, refinanced, modified, renewed, replaced, discharged or refunded except by an amount equal to accrued and unpaid interest and premium (including tender premiums) thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, replacement, substitution, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn immediately prior to such refinancing and such drawing shall be deemed to have been made;

(B) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Debt being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded; and

(C) if the Debt being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness resulting from such extension, refinancing, modification, renewal, replacement, defeasance, discharge or refund is subordinated in right of payment to the Notes on terms at least as favorable to Holders as those contained in the documentation governing the indebtedness being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded.

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For the avoidance of doubt, Permitted Refinancing Indebtedness includes successive incurrences of Permitted Refinancing Indebtedness of the same Debt.

In addition, to the extent any Debt is incurred to refinance the Notes, such Debt shall constitute Permitted Refinancing Indebtedness only if it refinances the full aggregate principal amount of the Notes outstanding at such time.

“Permitted Senior Liens” means any Lien on all or a portion of any Second Lien Collateral that ranks senior to the Liens on the Second Lien Collateral securing the Notes and the related Guarantees in accordance with the terms of the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement or any Acceptable Senior Intercreditor Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means the place or places where the principal of (and premium, if any) and any interest on the Notes are payable as specified as contemplated by Section 10.02.

“Pledge Agreement” means that certain Pledge Agreement dated as of the Issue Date, executed by the Company and certain of the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Pledged Collateral” has the meaning specified in the Pledge Agreement.

“Predecessor Note” means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock that has a preference on liquidation, dissolution or winding up or with respect to distributions or dividends over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Property” means any parcel of real property, together with all improvements thereon.

“Qualified Appraisal” means an appraisal conducted by a third party M.A.I. appraisal firm with a national, established reputation for the valuation of commercial properties similar to the applicable First Lien Collateral Property or Second Lien Collateral Property.

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“Record Date” for the interest payable on any Interest Payment Date, if any, means March 15, June 15, September 15 and December 15 (in each case, whether or not a Business Day) immediately before such Interest Payment Date.

“Redemption Date” means the date fixed for redemption of the Notes by or pursuant to this Indenture.

“Redemption Price” means the price at which the Notes are to be redeemed pursuant to this Indenture.

“Reinvestment Election” has the meaning specified in Section 10.11(d).

“Reinvestment Window” has the meaning specified in Section 10.11(d).

“Release Condition” means, on such date of determination, the occurrence of either (a) the aggregate principal amount of Notes then Outstanding divided by the aggregate amount of Adjusted Total Assets represented by the First Lien Collateral Properties as of such date, after giving pro forma effect for any Asset Sales (including any receipt of proceeds in connection therewith) after the quarter in which Adjusted Total Assets has been determined, being less than thirty-seven-and-a-half percent (37.5%) or (b) the aggregate principal amount of the Outstanding Notes being less than $150,000,000.

“Responsible Officer,” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.

“RMR” means The RMR Group LLC, together with its subsidiaries and successors and permitted assigns.

“Second Lien Collateral” means all of the Second Lien Collateral Properties and the Second Lien Pledged Collateral, in each case, pledged as collateral to secure the Notes Obligations pursuant to the terms of the Security Documents.

“Second Lien Collateral Asset Sale Redemption” has the meaning specified in Section 10.11(g).

“Second Lien Collateral Property” means each of the fee-owned real properties identified on Schedule B that has not been released from the Liens securing the Notes Obligations in accordance with the provisions of this Indenture.

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“Second Lien Collateral Property Release” has the meaning specified in Section 14.04(d).

“Second Lien Excess Proceeds” has the meaning specified in Section 10.11(g).

“Second Lien Guarantors” means the entities set forth on Schedule E attached hereto or any Subsidiary of the Company that acquires and directly holds one or more Second Lien Collateral Properties that are Collateral subject to Liens securing the Notes.

“Second Lien Pledged Collateral” has the meaning specified in the Pledge Agreement.

“Secured Debt” means Debt secured by a Lien on the property of the Company or its Subsidiaries.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Documents” means the Pledge Agreement, the Mortgages, any other documents granting a Lien (including any security documents entered into for purposes of granting a security interest in a JV Interest) upon the Collateral in favor of the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders as security for payment of the Notes Obligations.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05(a).

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning of Regulation S-X promulgated by the Commission under the Securities Act) of the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Specified Guarantors” the entities set forth on Schedule F attached hereto.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereof.

“Stated Maturity,” when used with respect to the Notes or any installment of principal or interest thereon, means the date specified in the Notes as the fixed date on which the principal of such Note or such installment of principal or interest thereon is due and payable.

“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal and interest and premium, if any, on the Notes.

“Subsidiary” means any corporation or other Person of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company, and which is required to be consolidated in accordance with generally accepted accounting principles. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

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“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of Article Twelve of this Indenture.

“Subsidiary Guarantor” means each First Lien Guarantor, Second Lien Guarantor, Unsecured Guarantor, March 2029 Notes Unsecured Guarantor, Additional Guarantor and any other Subsidiary of the Company that provides a Subsidiary Guarantee of the Notes in accordance with this Indenture; provided that (i) upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Person ceases to be a Subsidiary Guarantor and (ii) notwithstanding anything to the contrary in any Note Document, in no event shall an Excluded Subsidiary be required hereunder to be a Subsidiary Guarantor so long as it is an Excluded Subsidiary.

“Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets, (ii) the Fair Value of all Equity Method Investments of the Company and its Subsidiaries and (iii) all other assets of the Company and its Subsidiaries on such date determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles); provided that the portion of Total Assets attributable to Equity Method Investments of the Company and its Subsidiaries may not exceed 35%.

“Total Unencumbered Assets” as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt, (ii) the Fair Value of all Equity Method Investments of the Company and its Subsidiaries not securing any portion of Secured Debt and (iii) all other assets of the Company and its Subsidiaries not securing any portion of Secured Debt on such date determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles); provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of Unsecured Debt of the Company and its Subsidiaries on a consolidated basis for purposes of the covenant set forth in Section 10.08 of this Indenture, Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein; and provided further that the portion of Total Unencumbered Assets attributable to Equity Method Investments of the Company and its Subsidiaries may not exceed 35%.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

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“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unsecured Debt” means any Debt of the Company or its Subsidiaries which is not Secured Debt.

“Unsecured Guarantors” means (i) the Initial Subsidiary Guarantors and (ii) any Additional Guarantors, in each case, that are not First Lien Guarantors, Second Lien Guarantors or March 2029 Notes Unsecured Guarantors.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

Section 1.02.         Compliance Certificates and Opinions

Except (x) in connection with any action related to the issuance of the Notes on (or immediately promptly after) the Issue Date or (y) as otherwise specified in this Indenture, upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company shall, upon request by the Trustee, furnish to the Trustee (i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

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(iv)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.         Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.         Acts of Holders; Record Dates

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

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The ownership of Notes shall be proved by the Security Register. Notwithstanding the foregoing, solely for purposes of determining whether any action to be taken or consent to be given under this Indenture is authorized, an owner of a beneficial interest in a Global Note shall be treated as a Holder, which ownership may be established through: (i) a DTC participant statement evidencing ownership, (ii) a broker statement accompanied by an officer’s certificate or (iii) any other method acceptable to the Trustee.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of the Notes shall bind every future Holder of the Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b) or (iv) any direction referred to in Section 5.12, in each case with respect to the Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.06.

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With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party in writing, and to each Holder of Notes in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.05.         Notices, Etc., to Trustee and Company

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

(i)            the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by electronic mail) to or with the Trustee at its Corporate Trust Office, Attention: Office Properties Income Trust; 3.250% Senior Secured Notes due 2027; or

(ii)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered by electronic means of transmission or to the address listed in Section 1.16.

Section 1.06.         Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Notwithstanding any other provision of this Indenture or the Notes other than a provision that expressly states that this paragraph is not applicable to the Notes, when this Indenture or the Notes provides for notice of any event (including any notice of redemption) to a Holder of Notes in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for the Notes (or its designee) pursuant to the customary procedures of such Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.         Trust Indenture Act

Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes.

Section 1.08.         Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction hereof.

Section 1.09.         Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.         Separability Clause

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.         Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.         Governing Law

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13.         Legal Holidays

If any Interest Payment Date, Redemption Date, including pursuant to an Asset Sale or Event of Loss for the Notes or a Mandatory Amortization or Quarterly Amortization, or the Stated Maturity for the principal of the Notes falls on a day that is not a Business Day, the payment otherwise payable on such day will be due and payable on the next succeeding Business Day, and no interest will accrue thereon for the period from and after such Interest Payment Date, Redemption Date, including pursuant to an Asset Sale or Event of Loss, Mandatory Amortization, Quarterly Amortization, or the Stated Maturity, as the case may be, through such next succeeding Business Day.

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Section 1.14.         Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.15.         No Personal Liability

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST (FORMERLY KNOWN AS SELECT INCOME REIT), DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Section 1.16.         Notices

Notices to the Company or any Subsidiary Guarantor shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, email: ir@opireit.com, Attention: President; notices to the Trustee shall be directed to it at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, email: david.doucette@usbank.com, fax number (617) 603-6683, Attention: Corporate Trust Department, re: Office Properties Income Trust 3.250% Senior Secured Notes due 2027, or as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All notices and communications (other than those sent to Holders of the Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt is acknowledged, if sent by e-mail or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

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Section 1.17.         Counterparts

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the ESIGN Act of 2000, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

ARTICLE Two

INTEREST RATE; INTEREST PAYMENTS

Section 2.01.         Interest Rate; Interest Payments

(a)            Unless previously redeemed, the Notes will bear interest at 3.250% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (except in the case of interest payable on the Stated Maturity for the principal of the Notes, which shall be payable on the Stated Maturity), commencing December 31, 2024 (each of which shall be an “Interest Payment Date”), to the Persons in whose names the Notes are registered in the Security Register at the close of business on the Record Date, which shall be March 15, June 15, September 15 or December 15 (in each case, whether or not a Business Day), as the case may be, immediately before such Interest Payment Date (except in the case of interest payable on the Stated Maturity, which interest will be payable to the Persons in whose names the Notes are registered in the Security Register at the close of business on the date that is 14 calendar days prior to the Stated Maturity).

(b)            Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

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(c)            If any scheduled Interest Payment Date, the Stated Maturity, any Redemption Date, or any payment in connection with a Mandatory Amortization or Quarterly Amortization falls on a day that is not a Business Day, the applicable payment will be made on the next Business Day and no interest will accrue thereon for the period from and after such Interest Payment Date, the Stated Maturity or such Redemption Date.

ARTICLE Three

the notes

Section 3.01.         Form and Dating

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s (or the Authenticating Agent’s) certificate of authentication shall each be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Company. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture.

Section 3.02.         Denominations

The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

Section 3.03.         Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Company by a Responsible Officer. The signature of any of these officers on the Notes may be manual, electronic (including DocuSign or other electronic platform) or facsimile.

Notes bearing the manual, electronic (including DocuSign or other electronic platform) or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate (whether itself or via the Authenticating Agent), which such authentication may be by manual, electronic (including DocuSign or other electronic platform) or facsimile signature, on (or immediately promptly after) the Issue Date, Notes for original issue up to an aggregate principal amount of $444,992,000.

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The Trustee may appoint an Authenticating Agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An Authenticating Agent has the same rights as any Security Registrar, co-Security Registrar, Paying Agent or transfer agent to deal with the Company or an Affiliate of the Company.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04.         Temporary Notes

Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture.

Section 3.05.         Registration, Registration of Transfer and Exchange

(a)            The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 10.02 a register (being the combined register of the Security Registrar and all transfer agents designated pursuant to Section 10.02 for the purpose of registration of transfer of Notes and sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

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(b)            The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. A transferee of the Notes shall be deemed to have represented and agreed to the matters as provided in Appendix A. A transfer in violation of the requirements of Appendix A shall be void ab initio.

(c)            Subject to Section 3.05(b), upon surrender for registration of transfer of any Note at the office or agency of the Company maintained pursuant to Section 10.02 for such purpose in a Place of Payment for that Note, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.

(d)            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(e)            Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or the attorney of such Holder duly authorized in writing.

(f)             No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05 or 11.08 not involving any transfer.

(g)            If the Notes are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (B) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 3.06.        Mutilated, Destroyed, Lost and Stolen Notes

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07.        Payment of Interest; Interest Rights Preserved

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on all overdue amounts at a rate equal to 12.000% per annum to the extent the Notes Obligations have been accelerated pursuant to Section 5.02 or, to the extent an Event of Default specified in Section 5.01(a), Section 5.01(b), Section 5.01(e) or Section 5.01(f) has occurred and is continuing.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (or the corresponding succeeding Business Day) (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 3.07 provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)            The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 3.07, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.08.        Persons Deemed Owners

Prior to due presentment of a Note for registration of transfer, the Company, each Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal, premium, if any, and any interest (subject to Section 3.07), if any on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

Section 3.09.        Cancellation

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order or, in the absence of such a Company Order, in the Trustee’s customary manner, which manner shall be communicated in writing to the Company.

Section 3.10.        Currency

The principal of each Note payable at its Maturity shall be paid against presentation and surrender thereof at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts.

Section 3.11.        ISIN/CUSIP Numbers

The Company, in issuing the Notes, may use “ISIN” and/or “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use such “ISIN” and/or “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee of any change in “ISIN” and/or “CUSIP” numbers.

Section 3.12.        Amount

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is equal to the aggregate principal amount of Notes issued on the Issue Date. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $444,992,000.

The Company may not, after the Issue Date, without notice to or consent of the Holders, create or issue additional Notes under this Indenture.

ARTICLE Four

Satisfaction and Discharge

Section 4.01.        Satisfaction and Discharge of Indenture

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)            either

(i)            all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii)            all such Notes not theretofore delivered to the Trustee for cancellation

(A)            have become due and payable, or

(B)            will become due and payable at their Stated Maturity within one year, or

(C)            are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee (i) money in an amount, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and any accrued and unpaid interest, if any, on, such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that with respect to a Redemption Date, if all or a portion of the Redemption Price is based on or consists of a redemption premium that is required to be calculated based on a treasury rate or other floating or adjustable rate a specified number of days prior to such Redemption Date, the amount deposited shall be sufficient to the extent that the amount deposited with the Trustee is equal to such redemption premium calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid);

(b)            the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02.        Application of Trust Money and Government Obligations

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any), and any interest on, such Notes for whose payment such money has been deposited with the Trustee.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 4.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

ARTICLE Five

Remedies

Section 5.01.        Events of Default

“Event of Default,” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            default in the payment of the principal of (and premium, if any) the Notes at the Stated Maturity, upon redemption or otherwise (including, a default in making a payment to purchase Notes pursuant to a First Lien Collateral Asset Sale Redemption, a Second Lien Collateral Asset Sale Redemption, a Non-Collateral Asset Sale Redemption, a JV Redemption, an Event of Loss Redemption, Mandatory Amortization or Quarterly Amortization) on the date specified for payment in the applicable offer or notice;

(b)            default in the payment of any interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)            a final judgment or order (not covered by insurance, treating any deductibles, self-insurance or retention as not so covered) for the payment of money in excess of $25,000,000 against the Company or any Significant Subsidiary and such judgment or order shall not be paid, stayed, dismissed or discharged, and there shall be a period of 60 consecutive days after the final judgment or order that causes such amount to exceed $25,000,000 million during which a stay of enforcement of such final judgment or order is not in effect;

(d)            (i) default in the performance of, or breach of, any covenant of the Company or any Subsidiary Guarantor in this Indenture (other than Section 10.12), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of more than 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) default in the performance of, or breach of, Section 10.12, and continuance of such default or breach for a period of 45 days;

(e)            the Company, a Subsidiary Guarantor or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, or (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(f)             a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, a Subsidiary Guarantor or a Significant Subsidiary in an involuntary case, (ii) appoints a Custodian of the Company, a Subsidiary Guarantor or such Significant Subsidiary or for all or substantially all of its property, or (iii) orders the liquidation of the Company, a Subsidiary Guarantor or such Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days;

(g)            a default under any bond, debenture, note or other evidence of indebtedness for borrowed money of the Company or a Subsidiary Guarantor, or under any mortgage, indenture or other instrument of the Company or a Subsidiary Guarantor under which there may be issued or by which there may be secured any indebtedness for borrowed money of the Company or a Subsidiary Guarantor (or by any Subsidiary, the repayment of which the Company or a Subsidiary Guarantor has guaranteed or for which the Company or a Subsidiary Guarantor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $25,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, however, that if there is no other senior indebtedness of the Company or the Subsidiary Guarantors the maturity of which would be accelerated by a default under any of the Company’s or the Subsidiary Guarantor’s indebtedness in an aggregate principal amount of $25,000,000 or less, the references to $25,000,000 in this clause shall be replaced by the lesser of (i) the indebtedness cross-default amount contained in the Company’s or the Subsidiary Guarantor’s then existing senior secured credit facility, if any, and (ii) such other senior indebtedness, as long as such amount is greater than $25,000,000, not to exceed $50,000,000. Such default shall not be an Event of Default if the indebtedness shall have been discharged, or such acceleration has been rescinded or annulled, within a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of more than 25% in aggregate principal amount of the Outstanding Notes, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under this Indenture;

(h)            any Subsidiary Guarantee of a Subsidiary Guarantor ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantees, as the case may be;

(i)              unless such Liens have been released in accordance with the provisions of this Indenture or the Security Documents with respect to such Liens or in accordance with the provisions of the applicable Intercreditor Agreement, the Liens in favor of the Holders with respect to Collateral having a Fair Market Value in excess of $25,000,000 in the aggregate cease to be valid or enforceable and such default continues for 30 days, or the Company shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that security interests with respect to Collateral having a Fair Market Value in excess of $25,000,000 in the aggregate is invalid or unenforceable (except as contemplated by the terms of this Indenture or the applicable Security Documents or Intercreditor Agreement) and, in the case of any Subsidiary Guarantor, the Company shall fail to cause such Subsidiary Guarantor to rescind such assertions within 30 days after the Company has actual knowledge of such assertions; or

(j)             failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice or such longer period as may be provided in the applicable Security Documents with its other agreements contained in such Security Documents, in each case, except for a failure that would not be material to the Holders and would not materially affect the value of the Collateral taken as a whole.

Section 5.02.        Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in Section 5.01(e) or 5.01(f)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority of the principal amount of the Outstanding Notes may declare the principal amount of the Notes plus accrued and unpaid interest, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 5.01(e) or 5.01(f) occurs, the principal amount of the Notes plus accrued and unpaid interest, if any, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(a)            the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)            the principal of (and premium, if any) the Notes which have become due otherwise than by such declaration of acceleration and any interest thereon,

(ii)           to the extent that payment of such interest is lawful, interest upon overdue interest on the Notes, and

(iii)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)            all Events of Default, other than the non-payment of the principal on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If a default for a failure to report or failure to deliver a required certificate in connection with another default (such other default, the “Initial Default”) occurs, then at the time such Initial Default is cured, the default for a failure to report or failure to deliver a required certificate in connection with the Initial Default will also be cured without any further action and any default or Event of Default for the failure to comply with the time periods prescribed under Section 10.10 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 10.10 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 5.03.        Collection of Indebtedness and Suits for Enforcement by Trustee

The Company covenants that if:

(a)            default is made in the payment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)            default is made in the payment of principal of (and premium, if any) the Notes at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal of (and premium, if any), and interest on the Notes, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem reasonably necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.        [Reserved].

Section 5.05.        Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06.         Application of Money Collected

Any money collected by the Trustee or the Collateral Agent pursuant to this Article shall be applied in the following order and at the date or dates fixed by the Trustee, subject to the terms of the Security Documents and the Intercreditor Agreements, and, in case of the distribution of such money on account of principal or any premium or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 6.07 and to the Collateral Agent under Section 14.05;

SECOND: To the payment of the amounts then due and unpaid on the Notes for the principal of (and premium, if any), and any interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal of (and premium, if any), and any interest, respectively; and

THIRD: To the Company.

Section 5.07.        Limitation on Suits

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless

(a)            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(b)            the Holders of not less than a majority in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)            if requested, such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)            the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture or any Note, except in the manner herein or therein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08.        Unconditional Right of Holders to Receive Payment

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and any interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.        Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.        Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.        Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.        Control by Holders

The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that

(a)            such direction shall not be in conflict with any rule of law or with this Indenture, and

(b)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.        Waiver of Past Defaults

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to such Notes and its consequences, except a default

(a)            in the payment of the principal of (and premium, if any) or interest on the Notes (including without limitation the Mandatory Amortization and Quarterly Amortization), or

(b)            in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of each Holder of Outstanding Notes affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.        Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

Section 5.15.        Waiver of Usury, Stay or Extension Laws

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE Six

The Trustee

Section 6.01.        Certain Duties and Responsibilities

The duties and responsibilities of the Trustee shall be as provided by this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02.        Notice of Defaults

If a default occurs hereunder with respect to the Notes, the Trustee shall give the Holders of Notes notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in clause (d) of Section 5.01 with respect to the Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

Section 6.03.        Certain Rights of Trustee

Subject to the provisions of Section 6.01:

(a)            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board shall be sufficiently evidenced by a Board Resolution;

(c)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)            the Trustee may consult with counsel of its own selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)             the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)            the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)             the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

(j)             the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and the Person employed to act hereunder.

Section 6.04.        Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05.        May Hold Notes

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06.        Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.07.        Compensation and Reimbursement

The Company agrees

(a)            to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)            except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)            to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 6.08.        Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes and any other indentures of the Company.

Section 6.09.        Corporate Trustee Required; Eligibility

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes, which may be Trustee hereunder for the Notes. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.        Resignation and Removal; Appointment of Successor

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Company.

If at any time:

(i)            the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii)           the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)          the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Notes, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 6.11.        Acceptance of Appointment by Successor

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Company, the retiring Trustee and such successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.        Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.13.        Preferential Collection of Claims Against Company

The Trustee shall be subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. For purposes of Sections 311(b)(4) and (6) of the Trust Indenture Act:

(a)            “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)            “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 6.14.        Appointment of Authenticating Agent

The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

If an appointment with respect to the Notes is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

As Trustee

As Authenticating Agent

By
Authorized Signatory

If all of the Notes may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Company wishes to have Notes authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such Notes.

Section 6.15.        Rules by Trustee

The Trustee may make reasonable rules for any Act of Holders or a meeting of Holders of Notes.

Section 6.16.        Trustee May File Proofs of Claim

In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to the Company or the Subsidiary Guarantors, the Trustee (irrespective of whether the Trustee shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Notes Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Holders and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and their respective agents and counsel) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes Obligations or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Holders hereby irrevocably authorize the Trustee, at the direction of a majority of the Holders, to credit bid all or any portion of the Notes Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Notes Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of Title 11, United States Bankruptcy Code of 1978, as amended, or any similar Bankruptcy Laws in any other jurisdictions to which the Company or a Subsidiary Guarantor is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Trustee (whether by judicial action or otherwise) in accordance with any applicable law.

In connection with any such credit bid and purchase, the Notes Obligations owed to the Holders shall be entitled to be, and shall be, credit bid on a ratable basis (with Notes Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Trustee shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Trustee shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Trustee with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of a majority of the Holders, irrespective of the termination of the Notes and without giving effect to the limitations on actions by a majority of the Holders contained in clauses (a) through (i) of the first proviso to Section 9.01 of this Indenture) and (iii) the Trustee shall be authorized to assign the relevant Notes Obligations to any such acquisition vehicle pro rata by the Holders, as a result of which each of the Holders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Notes Obligations to be credit bid, all without the need for any Holder or acquisition vehicle to take any further action.

ARTICLE Seven

Holders’ Lists and Reports by Trustee and Company

Section 7.01.        Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee

(a)            quarterly, not later than 15 days after each Record Date or in the case of any Notes on which quarterly interest is not payable, not more than 15 days after such quarterly dates specified by the Trustee (which shall initially be the Interest Payment Dates), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the Record Date or such quarterly date, as the case may be, and

(b)            at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02.        Preservation of Information; Communications to Holders

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that the Company and the Trustee and other Persons shall have the protection of Section 312(c) of the Trust Indenture Act.

ARTICLE Eight

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01.        Company May Consolidate, Etc., Only on Certain Terms

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than a direct or indirect wholly owned subsidiary of the Company), and the Company shall not permit any Person (other than a direct or indirect wholly owned subsidiary of the Company) to consolidate with or merge into the Company, unless:

(a)            The Company is the surviving corporation (as defined herein) or, in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation (as so defined) organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture or other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent, in form satisfactory to the Trustee and Collateral Agent, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Indenture and all obligations under the Security Documents on the part of the Company to be performed or observed;

(b)            immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture or other document or instrument is required in connection with such transaction, such supplemental indenture and any other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent comply with this Section 8.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries in accordance with this Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

Section 8.02.        Subsidiary Guarantor May Consolidate, Etc., Only on Certain Terms; Successor Substituted.

A Subsidiary Guarantor may not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person (other than the Company or another Subsidiary Guarantor), and a Subsidiary Guarantor may not permit any other Person (other than the Company or another Subsidiary Guarantor) to consolidate with or merge into it, unless:

(a)            either (1) the Subsidiary Guarantor is the surviving entity or (2) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such conveyance, transfer or lease has been made is an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, expressly assumes, by a supplemental indenture or other documents or instruments as may be executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Subsidiary Guarantor’s obligations under the Note Documents and any conveyance, transfer or lease of all or substantially all of its properties is made subject to any Mortgages securing such properties;

(b)            immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Subsidiary Guarantor, any other Subsidiary or the Company as a result of such transaction as having been incurred by the Subsidiary Guarantor, such Subsidiary or the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing; and

(c)            the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture or other document or instrument is required in connection with such transaction, that such supplemental indenture and any other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent comply with this Section 8.02 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with;

provided that this Section 8.02 shall not apply to a transaction that complies with Section 10.11 or to a transaction pursuant to which such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee and this Indenture in accordance with Section 12.04.

Upon any consolidation of a Subsidiary Guarantor with, or merger of a Subsidiary Guarantor into, any other Person or any conveyance, transfer or lease all or substantially all of the properties and assets of a Subsidiary Guarantor in accordance with this Section 8.02, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Note Documents with the same effect as if such successor Person had been named as a Subsidiary Guarantor in this Indenture, and thereafter, except in the case of a lease, the predecessor Subsidiary Guarantor shall be relieved of all obligations and covenants under this Indenture and its Subsidiary Guarantee.

ARTICLE Nine

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.        Without Consent of Holders

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee and the Collateral Agent, at any time and from time to time, may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreements, any Guarantee and the Notes, for any of the following purposes:

(a)             to evidence the succession of another Person to the Company or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Notes, its obligations under the Security Documents or any Intercreditor Agreement or the covenants of such Subsidiary Guarantor herein, in its Subsidiary Guarantee or its obligations under the Security Documents or any Intercreditor Agreement;

(b)            to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(c)             to add any additional Events of Default for the benefit of the Holders of the Notes;

(d)            to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of any Notes in uncertificated form;

(e)             to add guarantees of or to secure the Notes or any guarantees thereof, including to add Collateral with respect to any or all of the Notes and/or Guarantees;

(f)             to evidence the release of any Subsidiary Guarantor or any guarantor of the Notes in accordance with this Indenture;

(g)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee, a successor Collateral Agent or a successor paying agent with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of this Indenture (including Section 6.11 or Section 14.01, as applicable);

(h)             to cure any ambiguity, to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

(i)              to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance (whether legal or covenant defeasance) or satisfaction and discharge of the Notes; provided that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(j)            with respect to the Security Documents, as provided in the relevant Security Document;

(k)            to comply with the rules of any applicable Depositary;

(l)            to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (l) shall not adversely affect the interests of the Holders of Notes in any material respect;

(m)            to provide for the succession of any parties to the Security Documents (and any amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time that is not prohibited by this Indenture;

(n)            [reserved];

(o)            to release any Collateral from the Lien securing the Notes when permitted or required by the Security Documents, the Intercreditor Agreements and/or this Indenture (including pursuant to Section 10.11 and Section 14.04);

(p)            to make, complete or confirm any grant of a Lien or security interest in any property or assets as additional Collateral securing the Notes Obligations, including when permitted or required by this Indenture or the Security Documents; or

(q)            to execute or amend any Security Document or any Intercreditor Agreement (or any supplement or joinder to any of the foregoing) under circumstances provided in this Indenture or therein.

Section 9.02.        With Consent of Holders

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee and Collateral Agent may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreements, any Guarantee and the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)            change the Stated Maturity of the principal of, or any installment of principal or interest on, any Note, or reduce the principal amount or the rate or timing of interest thereon, or reduce the amount (including the amount of any premium payable) due upon the redemption thereof, or reduce the amount of the principal of a Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or that would be due and payable upon the Mandatory Amortization or a Quarterly Amortization, in each case, pursuant to Section 11.03, or change the date on which any Note may be subject to a Mandatory Amortization or a Quarterly Amortization, or change any Place of Payment where, or the coin or currency in which, any Note, premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); provided, however, that this clause shall not require the consent of the Holder of each Outstanding Note (and shall only require the consent of Holders of not less than a majority in principal amount of the Outstanding Notes affected) to amend or supplement Section 10.11 (or any definition related thereto);

(b)            reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(c)            modify any of the provisions of this Section, Section 5.08 or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” or “the Collateral Agent” and concomitant changes in this Section or the deletion of this proviso, in accordance with the requirements of this Indenture (including Section 6.11, Section 14.01 and clause (g) of Section 9.01, as applicable);

(d)            change or alter the priority of the Liens securing the Notes in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than as provided under the terms of this Indenture or the Security Documents; or

(e)            change any Security Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes, other than as provided under the terms of this Indenture or the Security Documents.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.        Execution of Supplemental Indentures

The Trustee and the Collateral Agent, as applicable, shall sign any amendment, supplement or waiver authorized pursuant to Section 3.12 or this Article Nine; provided that the Trustee and the Collateral Agent may, but shall not be obligated to, enter into any such supplemental indenture which affects their respective rights, duties or immunities under this Indenture or otherwise. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by Section 3.12 or this Article or the modifications thereby of the trusts created by this Indenture, the Trustee and the Collateral Agent shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

Section 9.04.        Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under Section 3.12 or this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.        Reference in Notes to Supplemental Indentures

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to Section 3.12 or this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE Ten

Covenants

Section 10.01.        Payment of Principal, Premium and Interest

The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any), and any interest on, the Notes in accordance with the terms of the Notes and this Indenture.

Section 10.02.        Maintenance of Office or Agency

The Company will maintain in each Place of Payment for the Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03.        Money for Notes Payments to Be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any), and any interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (and premium, if any), and any interest, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of (and premium, if any), and any interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal of (and premium, if any), and any interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal of (and premium, if any), and interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any), and any interest on, any Notes and remaining unclaimed for two years after such principal (and premium, if any) and any interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04.        Statement by Officers as to Default

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.05.        Existence

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 10.06.        [Reserved].

Section 10.07.        Limitations on Incurrence of Debt and Issuance of Preferred Stock.

(a)            The Company will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication):

(i)            Total Assets as of the end of the fiscal quarter covered by the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted or required under the Exchange Act, with the Trustee ) (such quarter, the “Latest Completed Fiscal Quarter”) prior to the incurrence of such additional Debt; and

(ii)            the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such Latest Completed Fiscal Quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

“Adjusted Total Assets” means the sum of (i) and (ii) above.

(b)            The Company will not, and will not permit any Subsidiary to, incur any additional Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 40% of Adjusted Total Assets.

(c)            The Company will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and on a pro forma basis, including the application of the proceeds therefrom, the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, and calculated on the assumptions that:

(i)            such Debt and any other Debt incurred by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

(ii)            the repayment, retirement or other discharge of any other Debt by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(iii)            in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(iv)            in the case of any acquisition or disposition by the Company and its Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating interest rate, then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entirety of such period.

(d)            The First Lien Guarantors will not, and the Company will not permit any First Lien Guarantor or any Subsidiary of a First Lien Guarantor to, incur any Funded Debt or issue any shares of Disqualified Stock or Preferred Stock; provided that the foregoing limitations shall not apply to:

(i)            the Notes (including any guarantees thereof) or any Permitted Refinancing Indebtedness in respect thereof; or

(ii)           (x) any Funded Debt incurred by any First Lien Guarantor that is not secured by a Lien on any portion of the First Lien Collateral (other than Permitted Junior Liens) and/or (y) any Preferred Stock; provided that, the maturity date (or mandatory redemption date on such Preferred Stock, if applicable) of such Funded Debt or Preferred Stock incurred under this clause (ii) is not less than 180 days after the Stated Maturity of the Notes.

(e)            The Company will not permit any Second Lien Guarantor, Unsecured Guarantor or any March 2029 Notes Unsecured Guarantor to incur any Funded Debt; provided that the foregoing limitations shall not apply to:

(i)            the Notes (including any guarantees thereof) or any Permitted Refinancing Indebtedness in respect thereof;

(ii)           the Existing Mortgage Notes (including any guarantees thereof) or any Permitted Refinancing Indebtedness in respect thereof;

(iii)          the 2029 Exchange Notes (including any guarantees thereof);

(iv)          the March 2029 Notes (including any guarantees thereof) or any Permitted Refinancing Indebtedness in respect thereof; provided that, such Permitted Refinancing Indebtedness shall not be incurred or Guaranteed by any Subsidiary of the Company that is not the issuer or a guarantor of the Debt being refinanced;

(v)           Funded Debt in an aggregate principal amount at any time outstanding of up to $175,000,000; or

(vi)          any Funded Debt incurred by any Second Lien Guarantor that is not secured by a Lien on any portion of the Second Lien Collateral; provided that, the maturity date of such Funded Debt incurred under this clause (vi) is not less than 180 days after the Stated Maturity of the Notes.

(f)            The Company will not permit any of its Subsidiaries that hold any properties that are not subject to a Lien securing Debt to issue any shares of Preferred Stock unless such Subsidiary is a Subsidiary Guarantor; provided that the foregoing limitation shall not apply to issuances of Preferred Stock in connection with a sale or other disposition (including through merger or consolidation) or in connection with a JV Transaction that is not prohibited by the Note Documents.

(g)            The Company shall not permit any of its Subsidiaries that is an Excluded Subsidiary to:

(i)            issue Preferred Stock; or

(ii)            Guarantee any other Funded Debt of the Company or any of its Subsidiaries, unless the Notes are ratably and equally Guaranteed by such Subsidiaries in accordance with the terms of this Indenture, other than:

(A)            Guarantees of Funded Debt in respect of any Credit Facilities in an aggregate principal amount at any time outstanding not to exceed (x) $425,000,000 plus (y) the amount of customary closing fees, expenses and other amounts to be paid in connection with the replacement or refinancing of any Credit Facility;

(B)            Guarantees granted in connection with a JV Transaction not otherwise prohibited by this Indenture; or

(C)            any Guarantees existing on the Issue Date and any Permitted Refinancing Indebtedness thereof.

(h)            Notwithstanding the limitations contained in paragraphs (a), (b), (c), (d), (e), (f) and (g) of this Section 10.07, Section 10.08 and Section 10.09, the Company and its Subsidiaries may incur Permitted Refinancing Indebtedness (other than Permitted Refinancing Indebtedness that refinances the 2029 Exchange Notes).

Section 10.08.        Maintenance of Total Unencumbered Assets.

The Company and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

Section 10.09.        Limitations on Liens.

(a)            The Company will not, and will not cause or permit any of the Subsidiary Guarantors to, create, incur, assume or otherwise cause to exist or become effective (i) any Lien securing Debt upon any Collateral or (ii) any Lien securing Debt upon any assets of the Company or the Subsidiary Guarantors that are not Collateral without equally and ratably securing the Notes, in each case other than Permitted Liens.

(b)            The Company will not, and will not cause or permit any Subsidiary to create, incur, assume or otherwise cause to exist or become effective any Junior Priority Lien on (i) the Collateral (as defined in the Credit Agreement as in effect on the Issue Date), other than Junior Priority Liens securing the 2029 Exchange Notes, (ii) the Existing Mortgaged Properties or (iii) the Collateral (as defined in the March 2029 Notes Indenture as in effect on the Issue Date). For the avoidance of doubt, Liens that are not Junior Priority Liens shall, in each case, not be restricted by this Section 10.09(b).

Section 10.10.        Provision of Financial Information.

(a)            Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, it will, within 15 days after each of the respective dates by which it would have been required to file annual reports, quarterly reports and other documents with the Commission if it were so subject:

(1) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual, quarterly and other reports, financial statements and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, if it were subject to such Sections,

(2) file with the Trustee copies of the annual, quarterly and other reports, financial statements and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, if it was subject to such Sections, and

(3) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder; provided that, the foregoing requirements shall be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system or on the Company’s website within the applicable time period.

(b)            At the time annual or quarterly reports are provided pursuant to Section 10.10(a), the Company shall file, furnish or otherwise publicly report portfolio-level operating financial information and key performance indictors (“KPIs”) with respect to the First Lien Collateral Properties in manner consistent with consistent with slide 27 of the Earnings presentation of Office Properties Income Trust dated October 30, 2024, as filed as Exhibit 99.2 to the Current Report on Form 8-K, filed with the Commission on October 30, 2024.

(c)            Solely following the occurrence and during the continuation of an Event of Default, no later than fifteen (15) Business Days following the time annual or quarterly reports are provided pursuant to Section 10.10(a), the Company shall deliver to the Trustee a report setting forth a list of the Collateral Properties and providing property-level reporting on the First Lien Collateral and Second Lien Collateral, which will include rent rolls, capital commitments, operating statements, cash flow statements and KPIs.

(d)            The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports, financial statements, documents or information filed by the Company and delivery of such reports, financial statements, documents or information to the Trustee is for informational purposes only and receipt of such shall not constitute constructive notice thereof or any information contained therein.

(e)            Notwithstanding the foregoing, if at any time the Notes become guaranteed by any direct or indirect parent company of the Company, the Company may satisfy its obligations under this Section 10.10 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

Section 10.11.        Limitation on Asset Sales; Event of Loss.

(a)            The Company and the First Lien Guarantors shall not, and the Company shall not cause or permit any of the First Lien Guarantors to, consummate an Asset Sale of any First Lien Collateral unless:

(i)            the Company (or the First Lien Guarantor, as the case may be) receives consideration (including by way of relief from or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale of such First Lien Collateral at least equal to the Fair Market Value (determined on any date on which such First Lien Collateral is contractually agreed to be sold in good faith by the Company) of the First Lien Collateral issued or sold or otherwise disposed of; and

(ii)            100% of the consideration received in the Asset Sale of such First Lien Collateral by the Company or such First Lien Guarantor, as the case may be, is in the form of cash or Cash Equivalents.

Notwithstanding the foregoing, in the case of an Asset Sale of the First Lien Collateral Property located at 20 Massachusetts Ave NW, Washington, D.C. 20529 (such property, the “20 Massachusetts Ave Property” and such Asset Sale, the “20 Massachusetts Ave Sale”), either (x) the gross proceeds of the 20 Massachusetts Ave Sale shall exceed $65,000,000 or (y) after giving pro forma effect to the 20 Massachusetts Ave Sale and the corresponding First Lien Collateral Asset Sale Redemption, any Release Condition is satisfied.

For the avoidance of doubt, Section 10.11(a) shall not apply to JV Transactions subject to Section 10.11(e).

(b)            No later than the 10th Business Day following receipt of the Net Proceeds in respect of an Asset Sale of any First Lien Collateral, the Company shall be required to issue a notice to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to the Net Proceeds in respect of such Asset Sale at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, a “First Lien Collateral Asset Sale Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date. Any First Lien Collateral Asset Sale Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08. For the avoidance of doubt, the Net Proceeds in respect of an Asset Sale of any First Lien Collateral may not be reinvested and must be applied towards a First Lien Collateral Asset Sale Redemption.

(c)             If any Event of Loss occurs with respect to any First Lien Collateral, which results in the realization or receipt by the Company or any Subsidiary Guarantor of Net Proceeds in respect of such First Lien Collateral, the Company (or the applicable Subsidiary Guarantor, as the case may be) shall apply such Net Proceeds, on or prior to the 20th Business Day after the date of the realization or receipt of such Net Proceeds, to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to the Net Proceeds in respect of such Event of Loss, if any, at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, an “Event of Loss Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date; provided that any Event of Loss Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08; provided further that no Event of Loss Redemption shall be required pursuant to this Section 10.11(c) with respect to such portion of Net Proceeds that the Company (or the applicable Subsidiary Guarantor, as the case may be) intends to reinvest or use in accordance with Section 10.11(d).

(d)            With respect to any Net Proceeds received with respect to any Event of Loss that are subject to the provisions of Section 10.11(c) above, at the option of the Company (or the applicable Subsidiary Guarantor, as the case may be), the Company or the Subsidiary Guarantor may, within 120 calendar days (the “Reinvestment Window”) following the receipt of the Net Proceeds, (i) elect to reinvest all or any portion of such Net Proceeds to replace, repair or reconstruct the First Lien Collateral subject to the Event of Loss or elect to acquire replacement property that will become First Lien Collateral, (ii) elect to use all or any portion of such Net Proceeds to satisfy any continuing or unsatisfied obligations of the Company or any Subsidiary Guarantor to tenants, operators or managers of a First Lien Collateral Property subject to the Event of Loss and (iii) any combination of the foregoing (in each case, a “Reinvestment Election”); provided that if the Company or the Subsidiary Guarantor does not make a Reinvestment Election within the Reinvestment Window or any Net Proceeds are no longer intended to be, used for a Reinvestment Election after the Company or the Subsidiary Guarantor has made a Reinvestment Election, an amount equal to any such Net Proceeds not used for a Reinvestment Election shall be applied to an Event of Loss Redemption as set forth in Section 10.11(c) within 20 Business Days after the earlier of (A) the date that the Company or Subsidiary Guarantor reasonably determines that such Net Proceeds will not be used for a Reinvestment Election or are no longer intended to be, or cannot be, used for a Reinvestment Election or (B) the expiration of the Reinvestment Window if the Company or the applicable Subsidiary Guarantor has not made a Reinvestment Election; provided further that the Company (or the applicable Subsidiary Guarantor, as the case may be) may elect to make such Reinvestment Election prior to receiving such Net Proceeds and deem the amount so invested or used to be applied pursuant to and in accordance with Section 10.11(c).

(e)            The Company, the First Lien Guarantors and the Second Lien Guarantors may not enter into any JV Transaction with respect to the Collateral. Notwithstanding the foregoing, the Company and the First Lien Guarantors may enter into a JV Transaction with respect to any JV Property if:

(i)	substantially concurrently with the consummation of any such JV Transaction with respect to any JV Property, (A) the Company shall issue a notice to redeem an aggregate principal amount of Notes (on a pro rata basis) greater than or equal to the JV Release Price in respect of such JV Property at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, a “JV Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date; provided that any JV Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08; or (B) in the case of the 20 Massachusetts Ave Property, any Release Condition is satisfied after giving pro forma effect to the consummation of such JV Transaction;

(ii)	the retained interest in such JV Property (the “JV Interest”) will directly or indirectly (including by way of a pledge of equity of an entity that holds the JV Interest or as otherwise commercially reasonable) become Collateral for the Notes no later than ten (10) Business Days after the consummation of the applicable JV Transaction in respect of such JV Property. For the avoidance of doubt, any Asset Sale of a JV Interest shall be subject to the provisions of Section 10.11(a) and (b); and

(iii)	no Person in connection with such JV Transaction is (a) an Affiliate of the Company (including no Person that enters into a JV Transaction will have any principal investors that are Affiliates of the Company). Notwithstanding the foregoing, an Affiliate of the Company may act as a developer, contractor, consultant or any other provider in respect of any such JV Transaction; provided that: (A) the payment terms of any such arrangement shall be on market terms, and (B) the independent members of the Board of Trustees of the Company shall have unanimously approved any such arrangement.

(f)            The Company and the Second Lien Guarantors shall not, and the Company shall not cause or permit any of the Second Lien Guarantors to, consummate an Asset Sale of any Second Lien Collateral unless:

(i) the Company (or such Second Lien Guarantor, as the case may be) receives consideration (including by way of relief from or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale of such Second Lien Collateral at least equal to the Fair Market Value (determined on any date on which such Second Lien Collateral is contractually agreed to be sold in good faith by the Company) of the Second Lien Collateral issued or sold or otherwise disposed of; and

(ii) 100% of the consideration received in the Asset Sale of such Second Lien Collateral by the Company or such Second Lien Guarantor, as the case may be, is in the form of cash or Cash Equivalents.

Notwithstanding the forgoing, the Company or any Subsidiary may consummate any Asset Sale of Second Lien Collateral that is permitted pursuant to the terms of any Debt secured by a Lien on such Second Lien Collateral.

(g)            Any Net Proceeds in respect of an Asset Sale of any Second Lien Collateral may be applied to redeem or otherwise repay or repurchase the 2029 Exchange Notes, and any remaining Net Proceeds thereafter shall constitute “Second Lien Excess Proceeds”. No later than the 60th Business Day following receipt of the Second Lien Excess Proceeds (or such later date to the extent a later date is necessary to comply with the terms of the 2029 Exchange Notes due to securities law considerations in timing of making repurchase offers) in respect of an Asset Sale of Second Lien Collateral, the Company shall be required to issue a notice to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to the Second Lien Excess Proceeds in respect of such Asset Sale at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, a “Second Lien Collateral Asset Sale Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date. For the avoidance of doubt, the Company shall not be required to redeem (or issue any notice to redeem) Notes using the Net Proceeds of Asset Sales that do not constitute Second Lien Excess Proceeds. Any Second Lien Collateral Asset Sale Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08.

(h)            The Company shall not, and the Company shall not cause or permit any of its Subsidiaries to, consummate an Asset Sale of any Capital Stock or any real property (or improvements thereon) other than the Collateral (collectively, the “Non-Collateral Assets”) unless:

(i) the Company (or such Subsidiary, as the case may be) receives consideration (including by way of relief from or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale of any such Non-Collateral Assets at least equal to the Fair Market Value (determined on any date on which such Non-Collateral Asset is contractually agreed to be sold in good faith by the Company) of the Non-Collateral Assets issued or sold or otherwise disposed of; and

(ii) 100% of the consideration received in the Asset Sale of any such Non-Collateral Assets by the Company or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents. For the avoidance of doubt, the Company may consummate any Asset Sale of any assets that are not Non-Collateral Assets.

Notwithstanding the forgoing, the Company or any Subsidiary may consummate any Asset Sale of Non-Collateral Assets that is permitted pursuant to the terms of any Debt secured by a Lien on such Non-Collateral Assets.

(i)             No later than the 10th Business Day following receipt of the Net Proceeds in respect of an Asset Sale of Non-Collateral Assets that constitute Excess Proceeds, the Company shall be required to issue a notice to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to the Excess Proceeds in respect of such Asset Sale at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, a “Non-Collateral Asset Sale Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date. For the avoidance of doubt, the Company shall not be required to redeem (or issue any notice to redeem) Notes using the Net Proceeds of Asset Sales that do not constitute Excess Proceeds. Any Non-Collateral Asset Sale Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08.

(j)             For the purposes of this Section 10.11 (and no other provision), the following shall be deemed to be cash or Cash Equivalents:

(i)            the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Company provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Company (or in the footnotes thereto) if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company, of the Company or any Subsidiary Guarantor, other than liabilities that are by their terms subordinated to the Notes Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases the Company or such Subsidiary Guarantor from such liabilities; and

(ii)            any securities received by the Company or such Subsidiary Guarantor from such transferee that are converted by the Company or such Subsidiary Guarantor into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 120 days following the closing of the applicable Asset Sale.

(k)             Notwithstanding anything to the contrary in this Indenture, the Company and its Subsidiaries shall not be required to apply the Net Proceeds from any Asset Sale with respect to any Second Lien Collateral or Non-Collateral Assets to comply with the provisions described under this Section 10.11 in the event, and to the extent that, any Debt secured by a Lien on such assets that is senior to the Lien in favor of the Notes on such assets (or where there is no Lien in favor of the Notes) (x) requires the proceeds from such Asset Sale to be applied to any such Debt, (y) is voluntarily redeemed, repurchased, realized or otherwise repaid or prepaid with the proceeds of such Asset Sale or (z) would be violated or breached by an application of Net Proceeds pursuant to the terms of this Indenture.

(l)             Notwithstanding anything to the contrary in this Indenture, the Company and the Subsidiary Guarantors shall not, and the Company shall not permit the Subsidiary Guarantors to, agree to or consummate any Asset Sale to any Affiliate of the Company (other than amongst Subsidiary Guarantors in a manner not prohibited by this Indenture).

Section 10.12.      Post-Closing Mortgages.

(a)            With respect to each First Lien Collateral Property and Second Lien Collateral Property, the Company shall provide to the Collateral Agent, within 5 Business Days after the Issue Date, a Mortgage and any necessary UCC fixture filing in respect thereof, together with:

(i)            evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing (if applicable) are in form suitable for filing or recording in all filing or recording offices that are reasonably necessary in order to create a valid and subsisting Lien on such First Lien Collateral Property or Second Lien Collateral Property in favor of the Collateral Agent for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes each with a secured amount equal to the principal amount of the Notes; provided, however, with respect to any First Lien Collateral Property or Second Lien Collateral Property located in a jurisdiction that requires payment of mortgage recording tax (or the equivalent) based on the maximum secured indebtedness stated in such Mortgage, the Mortgages in such jurisdictions will secure an amount equal to the Fair Market Value thereof (as determined by the Company and reasonably acceptable to the Collateral Agent as of the Issue Date), (B) the Company has authorized a nationally recognized title insurance company to submit, as promptly as possible, such Mortgage and any corresponding UCC or equivalent fixture filings for recording or filing, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for;

(ii)            fully paid pro forma lender’s policies of title insurance issued by a nationally recognized title insurance company in the applicable jurisdiction that is selected by the Company and approved by Collateral Agent, in form and substance reasonably requested by Collateral Agent and insuring the relevant Mortgage as having created (x) in the case of each First Lien Collateral Property, a first priority valid and subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage and (y) in the case of each Second Lien Collateral Property, a second priority valid and subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, in each case subject only to Permitted Liens, with such affirmative insurance and endorsements as the Collateral Agent reasonably requires and available in the applicable jurisdiction, which shall include a tie-in endorsement to the extent available on commercially reasonable terms, in each case with final completed title policies issued promptly following the recording of the Mortgages. Each such policy of title insurance shall be in an amount equal to the proportionate allocated loan amount for the First Lien Collateral Property or Second Lien Collateral Property, as applicable, based on the Fair Market Value thereof (as determined by the Company and reasonably acceptable to the Collateral Agent as of the Issue Date) provided that such policy includes a tie-in endorsement permitting such policy to tie-in to such other policies as may be necessary to provide title coverage (after factoring in such tie-in endorsement) in an amount at least equal to the Fair Market Value of the applicable First Lien Collateral Property and Second Lien Collateral Property; otherwise, the amount of such policy shall equal the Fair Market Value (as determined by the Company and reasonably acceptable to the Collateral Agent as of the Issue Date) of the First Lien Collateral Property or Second Lien Collateral Property, as applicable; and

(iii)            if requested by the Collateral Agent and to the extent such documents are in the Company’s possession, copies of any surveys, zoning reports, appraisals, and environmental reports.

Section 10.13.      Additional Collateral Covenants

(a)            All property management agreements with respect to the First Lien Collateral will be subject to termination rights in connection with a foreclosure equal to the present value of the remaining fees for up to one (1) year; provided that, to the extent RMR continues to manage the First Lien Collateral, it shall be entitled to all fees and costs that would have been owed to it under such property management agreement, and RMR shall have the right to terminate any such property management agreement at no cost payable by RMR upon such foreclosure.

(b)            Solely following the occurrence and during the continuation of an Event of Default, the execution of a Major Lease and associated capital commitments shall be subject to the approval of the Collateral Agent (not to be unreasonably conditioned, withheld or delayed).

(c)            Solely following the occurrence and during the continuation of an Event of Default, the Company shall establish customary reserves for the purposes of tenant improvement and leasing commission costs associated with approved Major Leases and Major Lease spaces expiring within one (1) year in advance of expiration (the “Major Lease Reserves”) from any cash flows generated by the First Lien Collateral. The Major Lease Reserves shall be held in an account controlled by the Collateral Agent (it being understood that the Company may freely utilize such cash in good faith and not in contravention of this Indenture).

(d)            Solely following the occurrence and during the continuation of an Event of Default, no later than fifteen (15) business days following the last date on which annual financial statements are required to be delivered pursuant to Section 10.10(a) following any Excess Cash Flow Period, the Company shall (i) calculate First Lien Collateral Excess Cash Flow for such Excess Cash Flow Period and (ii) if and to the extent the amount of such First Lien Collateral Excess Cash Flow exceeds $0, place such proceeds in an account controlled by the Collateral Agent (it being understood that the Company may freely utilize such cash in good faith and not in contravention of this Indenture).

Section 10.14.      Negative Pledge

(a)            The Company shall not permit any of the First Lien Guarantors, Second Lien Guarantors, Additional Guarantors or Specified Guarantors to Guarantee any other Debt or to permit the Collateral held by such entities to be encumbered by any Liens, other than, in each case, as otherwise not prohibited by this Indenture.

(b)            The Company shall not, and shall not cause or permit its Subsidiaries to, take any action that would prohibit such Subsidiary from providing a Guarantee of the Notes, unless such Subsidiary (A) (i) was an Excluded Subsidiary (or a successor thereof) or (ii) holds assets that were held by an Excluded Subsidiary, in either case, prior to such action or (B) would become a non-wholly owned Subsidiary of the Company as a result of an Asset Sale or JV Transaction not prohibited by Section 10.11 of this Indenture.

Section 10.15.      Limited Activities

(a)            The First Lien Guarantors shall not, and the Company shall cause each First Lien Guarantor to not, engage in any operations or business activities or otherwise own, hold or be liable for any assets, liabilities or other investments other than:

(i)              acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and/or operating one or more First Lien Collateral Properties;

(ii)             activities and contractual rights incidental to maintenance of its corporate or organizational existence or incidental to any other activity permitted by this Section 10.15(a);

(iii)            ownership of Capital Stock;

(iv)            performance of their obligations under the Note Documents to which they are party and operations and activities reasonably related thereto; and

(v)            engaging in activities expressly permitted by Article 8, Sections 10.07, 10.08 and 10.09.

ARTICLE Eleven

Redemption of Notes

Section 11.01.      Redemption at the Option of the Company

(a)            At any time, the Company may redeem at its option (an “Optional Redemption”) on any one or more occasions all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date).

(b)            Any Notes redeemed in connection with any Optional Redemption shall be deemed to reduce the obligations under this Indenture in the following order:

(i)              first, to reduce the amounts required to be redeemed in connection with the Mandatory Amortization;

(ii)             second, after the Mandatory Amortization has been satisfied (or deemed to have been satisfied pursuant to the preceding clause (i)), to reduce the amounts required to be redeemed in connection with any Quarterly Amortizations, with earlier-due Quarterly Amortizations being deemed to be satisfied first; and

(iii)            third, after all Quarterly Amortizations have been satisfied (or deemed to have been satisfied pursuant to the preceding clause (ii)), to reduce the amounts required to be redeemed on the remaining Notes.

(c)            Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one more conditions precedent as provided in Section 11.05; provided that in no event shall such provision or conditions precedent limit the Company’s obligation to repurchase or redeem the Notes pursuant to Section 10.11, 11.03 or 11.09.

(d)            Nothing in this Indenture will limit the Company’s or its Affiliates’ ability to repurchase or retire Notes other than by redemption, whether by tender offer, exchange offer, open market repurchases, privately negotiated transactions or otherwise.

Section 11.02.      Election to Redeem; Notice to Trustee

In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and the principal amount of Notes to be redeemed.

Section 11.03.      Mandatory Redemptions

(a)            On March 1, 2026, the Company will be required to redeem a principal amount of Notes equal to: (i) $125,000,000, minus (ii) the principal amount of Notes that have been otherwise redeemed (or for which an irrevocable notice of redemption has been delivered) on or prior to such date (other than, for the avoidance of doubt, any Quarterly Amortizations), at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the applicable Redemption Date (the “Mandatory Amortization”).

(b)            On each Interest Payment Date occurring on or after March 31, 2025 but prior to the Stated Maturity of the Notes, the Company will be required to redeem a principal amount of Notes equal to (i) $6,500,000 minus (ii) the principal amount of Notes that have been otherwise redeemed (or for which an irrevocable notice of redemption has been delivered) on or prior to such date (other than the Mandatory Amortization or any other non-voluntary redemption required by this Indenture, including any Event of Loss Redemption, First Lien Collateral Asset Sale Redemption, Second Lien Collateral Asset Sale Redemption or Non-Collateral Asset Sale Redemption), at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date (each such redemption, “Quarterly Amortization”).

(c)            Without duplication of the deductions described in Sections 11.03(a) and (b), the obligation of the Company to pay the Mandatory Amortization and/or the Quarterly Amortizations shall be reduced by the certain redemptions or other prepayments or repayments, as specified, and in the order of priority set forth in Section 11.01(b).

(d)            The Company shall only be required to make a mandatory redemption with respect to the Notes as provided in Sections 10.11, 11.03 and 11.09, and the Notes will not otherwise be subject to mandatory redemption or any sinking fund payments.

(e)            Any calculation of the principal amount of Notes to be redeemed in respect of a Mandatory Amortization or Quarterly Amortization shall be made by the Company and delivered to the Trustee pursuant to an Officer's Certification.

Section 11.04.      Selection by Trustee of Notes to Be Redeemed

If less than all the Notes are to be redeemed, not more than 60 days prior to the Redemption Date, the Trustee shall select the Notes to be redeemed as a pro rata pass-through distribution of principal, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Note, provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected not more than 60 days (subject to Section 11.05) prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption as aforesaid and, in case of any Notes selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

For so long as the Notes are held by The Depository Trust Company (or another depositary), the redemption of the Notes, including the selection of Notes to be redeemed, shall be done in accordance with the policies and procedures of the Depositary.

Section 11.05.      Notice of Redemption

Notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of Notes to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date, except that any notice of redemption may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a Defeasance of Notes pursuant to Article Thirteen hereof or a satisfaction and discharge of this Indenture pursuant to Article Four hereof. In connection with any redemption of Notes, any such redemption may, at the Company’s discretion, be subject to satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the Redemption Date may be delayed (including more than 60 days after notice is given) until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

All notices of redemption shall state:

(a)            the Redemption Date,

(b)            the Redemption Price,

(c)            if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the Notes to be redeemed and, if less than all the Outstanding Notes are to be redeemed, the principal amount of the Notes to be redeemed,

(d)            that on the Redemption Date the Redemption Price will become due and payable upon the Notes to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)            the place or places where such Notes are to be surrendered for payment of the Redemption Price,

(f)            the applicable “ISIN” and/or “CUSIP” numbers, if any, and

(g)            if applicable, that such redemption may be subject to satisfaction of one or more conditions precedent.

A notice of redemption published as contemplated by Section 1.06 need not identify the particular Notes to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.06.      Deposit of Redemption Price

On or before 11:00 a.m. Eastern Time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03 of this Indenture) an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on such Redemption Date.

Section 11.07.      Notes Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any of the Notes for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 11.08.      Notes Redeemed in Part

Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the attorney of such Holder duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 11.09.      Change of Control Offer

(a)            Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Notes (or otherwise satisfies the Notes Obligations) in full pursuant to an Optional Redemption, a Defeasance pursuant to Section 13.02 or a satisfaction and discharge pursuant to Article Four, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that Holder’s Notes, at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the applicable Redemption Date (the “Change of Control Payment”).

(b)            Within 30 days following any Change of Control or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute a Change of Control, the Company shall electronically deliver or mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control and offering to repurchase the Notes on the payment date specified in the notice, which date shall be no earlier than 30 days and (except to the extent such notice is conditioned upon the occurrence of a Change of Control) no later than 60 days from the date such notice is electronically delivered or mailed, other than as may be required by law (the “Change of Control Payment Date”). The Change of Control Payment Date may be designated by reference to the date that the Change of Control occurs, rather than a specific date. The notice shall, if electronically delivered or mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on a Change of Control occurring on or prior to the Change of Control Payment Date.

(c)            The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements applicable to such an offer had it been made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company may not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control.

(d)            If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control and the Company, or any third party making an offer to repurchase the Notes upon a Change of Control in lieu of the Company, as described in the immediately preceding clause (c), purchase all of the Notes validly tendered and not withdrawn by such Holders, then the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 11.09 or the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 11.09 or the Notes by virtue of compliance with such securities laws and regulations.

(f)            Notwithstanding anything to the contrary in the Indenture, for the avoidance of doubt, the Company’s obligation to repurchase Notes upon a Change of Control may be waived by the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes.

ARTICLE Twelve

SUBSIDIARY GUARANTEES

Section 12.01.      Subsidiary Guarantee.

Subject to this Article Twelve, each of the Subsidiary Guarantors hereby jointly, severally and unconditionally guarantees, and, in the case of the First Lien Guarantors and the Second Lien Guarantors on a secured basis, to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

(a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise, and all obligations of the Company to Holders of the Notes or the Trustee under this Indenture or the Notes shall be promptly paid in full or promptly performed, as the case may be, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture or the Notes, the release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Unless and until released with respect to any Subsidiary Guarantor in accordance with Section 12.04 of this Indenture, this Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a custodian, trustee, liquidator or other similar official be appointed for all or any part of the Company’s assets. If any Holder of the Notes or the Trustee is required by any court or governmental authority or is otherwise required to return to the Company, any Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the Notes and this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of the Notes and the Trustee, on the other, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of this Indenture, for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in such Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

Section 12.02.      Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder of the Notes, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of the Notes and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture not constituting a fraudulent conveyance or fraudulent transfer under such laws.

Notwithstanding anything to the contrary in this Indenture, the aggregate amount of Note Obligations guaranteed by any Subsidiary Guarantor under this Indenture shall be capped at, and shall not exceed, the maximum amount permitted to be guaranteed by such Subsidiary Guarantor under the terms of any applicable Secured Debt outstanding as of the Issue Date.

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the adjusted net assets of each Subsidiary Guarantor, so long as the exercise of such right does not impair the rights of the Holders of the Notes under this Subsidiary Guarantee.

Section 12.03.      Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 12.01 of this Indenture, each Subsidiary Guarantor hereby agrees that this Indenture or a supplemental indenture substantially in the form of Exhibit C attached hereto entered into by such Subsidiary Guarantor, as the case may be, shall be executed on behalf of such Subsidiary Guarantor by an officer or other authorized signatory of such Subsidiary Guarantor.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 of this Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

If an officer or other authorized signatory of any Subsidiary Guarantor whose signature is on this Indenture or a supplemental indenture entered into by such Subsidiary Guarantor, as the case may be, no longer holds that office or is no longer such an authorized signatory at the time the Trustee authenticates any Note, the Subsidiary Guarantee of such Subsidiary Guarantor shall be valid nevertheless with respect to such Note.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 12.04.      Release of a Subsidiary Guarantor.

The Subsidiary Guarantee of a Subsidiary Guarantor will automatically terminate and be released, all other obligations of such Subsidiary Guarantor under this Indenture will automatically terminate and such Subsidiary Guarantor will be automatically released from its obligations under its Subsidiary Guarantee and its other obligations under this Indenture:

(a)            in the event of a sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary, if the sale or other disposition does not violate the provisions of Article Eight of this Indenture;

(b)            in the event of a sale or other disposition (including through merger or consolidation but excluding any JV Transaction) of Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary and such Subsidiary Guarantor ceases to be a Subsidiary as a result of the sale or other disposition, if the sale or other disposition does not violate the provisions of Section 10.11 of this Indenture;

(c)            in the event of a JV Transaction involving Capital Stock of or real property held by such Subsidiary Guarantor or a Subsidiary of such Subsidiary Guarantor, if such JV Transaction does not violate the provisions of Section 10.11 of this Indenture and such Subsidiary Guarantor holds no material assets other the residual interest resulting from such JV Transaction;

(d)            upon the satisfaction and discharge, Defeasance or Covenant Defeasance of the Notes in accordance with Article Four or Article Thirteen of this Indenture;

(e)            upon the liquidation or dissolution of such Subsidiary Guarantor, provided (i) no default under this Indenture or Event of Default has occurred that is continuing; and (ii) any material assets owned by such Subsidiary Guarantor are transferred to the Company or another Subsidiary Guarantor and, to the extent such assets constituted Collateral, are or will be pledged under the Security Documents;

(f)            upon any such Subsidiary becoming an Excluded Subsidiary;

(g)            upon the sale, transfer or other disposition, or First Lien Collateral Property Release or Second Lien Collateral Property Release, as applicable, of all of the First Lien Collateral Properties and Second Lien Collateral Properties, in any case, that are owned directly or indirectly by such First Lien Guarantor or Second Lien Guarantor, as applicable, pursuant to or in compliance with the terms of this Indenture; provided that such Subsidiary Guarantor has no other assets or property.

Notwithstanding anything to the contrary herein, the Subsidiary Guarantee of any Subsidiary Guarantor shall automatically terminate and be released, all other obligations of such Subsidiary Guarantor under this Indenture shall automatically terminate and such Subsidiary Guarantor shall be automatically released from its obligations under its Subsidiary Guarantee and its other obligations under this Indenture, pursuant to the terms of any applicable Intercreditor Agreement.

At the request of the Company, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions provided for in this Indenture to the release of a Subsidiary Guarantor from its Subsidiary Guarantee have been complied with (provided that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Company), the Trustee shall execute and deliver any appropriate instruments evidencing such release (it being understood that the failure to obtain any such instrument shall not impair any release pursuant to this Section 12.04).

Section 12.05.      Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

Section 12.06.      Waiver of Subrogation.

Until all of the Notes are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and such Subsidiary Guarantor’s obligations under this Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders of the Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of the Notes under the Notes or this Indenture, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders of the Notes and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or such Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.

Section 12.07.      Same Currency; No Set Off.

Each payment to be made by a Subsidiary Guarantor under its Subsidiary Guarantee shall be payable in the currency in which corresponding payment obligations of the Company under the Notes or this Indenture are denominated, and shall be made without set off, counterclaim, reduction or diminution of any kind or nature.

Section 12.08.      Guarantee Obligations Continuing.

The obligations of each Subsidiary Guarantor under this Indenture shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Subsidiary Guarantor agrees with the Trustee that, to the fullest extent permitted by applicable law, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability in such form as counsel to the Trustee may reasonably request and as will prevent any action brought against it in respect of any default under this Indenture being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or reasonably advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor under this Indenture.

Section 12.09.      No Merger or Waiver; Cumulative Remedies.

To the fullest extent permitted by applicable law, no Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement. To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders of the Notes, any right, remedy, power or privilege under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the fullest extent permitted by applicable law, the rights, remedies, powers and privileges in this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee and the Holders of the Notes are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 12.10.      Dealing with the Company and Others.

The Holders and the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor under this Indenture and without the consent of or notice to any Subsidiary Guarantor, may to the fullest extent permitted by applicable law:

(a)            grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)            take or abstain from taking security or collateral from the Company or the Subsidiary Guarantors or from perfecting security or collateral of the Company or the Subsidiary Guarantors;

(c)            release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company, the Subsidiary Guarantors or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d)            accept compromises or arrangements from the Company;

(e)            apply all monies at any time received from the Company or from any security upon such part of the obligations of the Subsidiary Guarantors under Section 12.01 of this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f)            otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 12.11.      Enforcement; Expenses.

If any Subsidiary Guarantor defaults in performing any of its obligations under this Indenture, the Trustee may proceed in its name as trustee under this Indenture in the enforcement of such obligations against such Subsidiary Guarantor by any remedy provided by law, whether by legal proceedings or otherwise. Each of the Subsidiary Guarantors, jointly and severally, agree to pay all costs, fees and expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by the Trustee, any Holder of the Notes, or the agent, advisor or counsel of the Trustee or any Holder, in enforcing the performance by any Subsidiary Guarantor of its obligations under this Indenture.

ARTICLE Thirteen

Defeasance and Covenant Defeasance

Section 13.01.      Company’s Option to Effect Defeasance or Covenant Defeasance

The Company may, at its option, at any time, elect to have either Section 13.02 or Section 13.03 applied to the Notes upon compliance with the conditions set forth below in this Article.

Section 13.02.      Defeasance and Discharge

Upon the Company’s exercise under Section 13.01 of a defeasance of the Notes as contemplated by this Section 13.02, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.

Section 13.03.      Covenant Defeasance

Upon the Company’s exercise under Section 13.01 of a defeasance of the Notes as contemplated by this Section 13.03, (a) the Company shall be released from its obligations with respect to such Notes under Section 8.01, Section 8.02, Section 10.05, Section 10.07, Section 10.08, Section 10.09, Section 10.10, Section 10.11, Section 10.12, Section 10.13, Section 10.14, Section 10.15, Section 11.03 and Section 11.09 and any covenants provided pursuant to clause (b) of Section 9.01 for the benefit of the Holders of such Notes and (b) the occurrence of any event specified in clause (d) of Section 5.01 (with respect to any of Section 8.01, Section 8.02, Section 10.05, Section 10.07, Section 10.08, Section 10.09, Section 10.10, Section 10.11, Section 10.12, Section 10.13, Section 1.014 and Section 10.15, Section 11.03, Section 11.09 or clause (b) of Section 9.01) shall not be deemed to be an Event of Default on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 13.04.      Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to the application of either a Defeasance or Covenant Defeasance, as applicable, to the Notes, as the case may be:

(a)            The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or a successor trustee which satisfies the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money in an amount, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on, such Notes on the respective Stated Maturities or the applicable Redemption Date, in accordance with the terms of this Indenture and the Notes; provided that with respect to a Redemption Date, if all or a portion of the Redemption Price is based on or consists of a redemption premium that is required to be calculated based on a treasury rate or other floating or adjustable rate a specified number of days prior to such Redemption Date, the amount deposited shall be sufficient for purposes of the immediately preceding sentence to the extent that the Redemption Price so deposited is calculated using an amount equal to such premium computed using such treasury rate or other floating or adjustable rate as of such specified number of days preceding the date of such deposit. As used herein, “Government Obligations” means, with respect to the Notes, securities that are (x) direct obligations of the government that issued the currency in which such Note is denominated (or, if such Note is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which such government’s full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation where the relevant government is the United States of America or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of principal of or interest on such Government Obligation evidenced by such depository receipt.

(b)            In the event of an election to have a Defeasance apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge had not occurred.

(c)            In the event of an election to have a Covenant Defeasance apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance had not occurred.

(d)            No Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit (other than an Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other indebtedness which is being repaid, repurchased, redeemed, defeased (whether legal or covenant defeasance) or discharged, and, in each case, the granting of liens in connection therewith).

(e)            Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or any agreement or instrument governing any other indebtedness which is being repaid, repurchased, redeemed, defeased (whether legal or covenant defeasance) or discharged) to which the Company is a party or by which the Company is bound.

(f)            The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Defeasance or the Covenant Defeasance have been satisfied.

The Defeasance or Covenant Defeasance will be effective on the day on which all of the applicable conditions above have been satisfied.

Upon satisfaction of such conditions, the Trustee shall, upon written request, execute proper instrument(s) acknowledging such Defeasance or Covenant Defeasance, as the case may be.

Section 13.05.      Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively, for purposes of this Section 13.05, as the “Trustee”) pursuant to Section 13.04 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and premium (if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 13.04 hereof which, in the opinion or based on a report or certificate of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as the case may be.

Section 13.06.      Reinstatement

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03; provided, however, that if the Company makes any payment of principal of (and premium, if any), and any interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE Fourteen

COLLATERAL AND SECURITY

Section 14.01.      The Collateral Agent.

(a)            By accepting a Note, each Holder will be deemed to have irrevocably appointed the Collateral Agent to act as collateral agent under the applicable Security Documents and any Intercreditor Agreement and irrevocably authorized the Collateral Agent to (i) perform the duties and exercise the rights and powers that are specifically given to it under the Security Documents, any Intercreditor Agreement and any other documents to which it is a party, together with any other incidental rights and powers, and (ii) execute each document to be executed by the Collateral Agent on its behalf, any Security Document, any Intercreditor Agreement and all other instruments relating to any such Security Document or Intercreditor Agreement. The Holders may not, individually or collectively, take any direct action to enforce the Security Documents or Intercreditor Agreements. The Collateral Agent will have no duties or obligations with respect to the Collateral except those expressly set forth hereunder or in the applicable Security Documents and Intercreditor Agreements and no implied covenants or obligations shall be read into such documents against the Collateral Agent. The Collateral Agent will not be liable for any action taken or not taken by it in the absence of its own gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Collateral Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper person. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Without limiting the generality of the foregoing, the Collateral Agent:

(i)             shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)             shall not have any duty to take any discretionary action or exercise any discretionary powers and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Security Document, Intercreditor Agreement or applicable law;

(iii)            shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Affiliate if the Company that is communicated to or obtained by the Person serving as a Collateral Agent or any of its Affiliates in any capacity;

(iv)            shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) in reliance on an Officer’s Certificate of the Company stating that such action is permitted by the terms of this Indenture. The Collateral Agent shall be deemed not to have knowledge of any Event of Default hereunder unless and until written notice describing such Event of Default is received by such Collateral Agent from the Trustee or the Company; and

(v)            shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document or Intercreditor Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or Intercreditor Agreement or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by any Security Document or Intercreditor Agreement, (v) the existence, value or the sufficiency of any Collateral for any Notes Obligations, or (vi) the satisfaction of any condition set forth in any operative agreements governing Notes Obligations, any Security Document or any Intercreditor Agreement, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent.

The use of the term “agent” herein with reference to a Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law other than as a “representative” as such term is used in Section 9-102(a)(72)(E) of the UCC.

BY ACCEPTING A NOTE EACH HOLDER WILL BE DEEMED TO HAVE IRREVOCABLY AGREED TO THE FOREGOING PROVISIONS OF THIS SECTION 14.01(a) AND SHALL BE BOUND BY THOSE AGREEMENTS TO THE FULLEST EXTENT PERMITTED BY LAW.

(b)            The Collateral Agent shall be subject to such directions as may be properly given in accordance with this Indenture, the Security Documents and the Intercreditor Agreements. Except as expressly required by this Indenture, the Security Documents and the Intercreditor Agreements or otherwise in compliance with the prior sentence, the Collateral Agent shall not be obligated:

(i)             to act upon directions purported to be delivered to it by any other Person;

(ii)            to foreclose upon or otherwise enforce any Lien securing the Notes or any of the Guarantees; or

(iii)           to take any other action whatsoever with regard to any or all of (w) the Liens securing the Notes, (x) the Guarantees, (y) the Security Documents or (z) the Intercreditor Agreements, or with regard to the Collateral.

(c)            The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through, and is authorized and empowered to appoint, one or more co-agents or sub-agents or attorneys-in-fact as it deems necessary or appropriate in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(d)            Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by notifying the Company and the Trustee. Upon any such resignation, the Company shall have the right to appoint a successor; provided that, during the existence and continuation of an Event of Default pursuant to clause Section 5.01(a), (b), (e) or (f) hereof, the Holders of a majority in principal amount of the Notes shall have the right to appoint a successor. If no successor shall have been so appointed by the Company (or, if applicable, the Holders of a majority in principal amount of the Notes) and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then such retiring Collateral Agent may, on behalf of the Holders and the Trustee, petition at the expense of the Company a court of competent jurisdiction to appoint a successor Collateral Agent. Upon the acceptance of its appointment as a Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After a Collateral Agent’s resignation hereunder, the provisions of this Article Fourteen and Article Six hereof shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while acting as Collateral Agent.

(e)            The benefits, protections and indemnities of the Trustee in Sections 6.03 and 6.07 hereof shall apply mutatis mutandi to the Collateral Agent in its capacity as such, including, without limitation, the rights to receive and rely on Officer’s Certificates and Opinions of Counsel, reimbursement and indemnification; provided that the applicable standard of care of the Collateral Agent with respect to Sections 6.03 and 6.07 hereof shall be gross negligence, willful misconduct and bad faith.

(f)            Each Holder, by its acceptance of any Notes, is deemed to have consented and agreed to the terms of each Security Document and Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture; and authorizes and empowers the Trustee to bind the Holders as set forth in the applicable Security Documents and Intercreditor Agreements, if any, to which they are a party and to perform its obligations and exercise its rights and powers thereunder. Notwithstanding the foregoing, no such consent or deemed consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of this Indenture or the Notes.

(g)            Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(h)            Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

(i)            Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Security Documents or the Intercreditor Agreements by the Company or the Subsidiary Guarantors.

(j)            Notwithstanding any other provision hereof, neither the Collateral Agent nor the Trustee shall have any duties or obligations hereunder or under any Security Document or Intercreditor Agreement except those expressly set forth herein or therein. Without limiting the generality of the foregoing, in the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee each reserve the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any person other than the grantor, the majority of the Holders shall direct the Collateral Agent or Trustee, as applicable, to appoint an appropriately qualified person who they shall designate to possess, own, operate or manage, as the case may be, the Collateral.

(k)            For the avoidance of doubt, the Trustee and the Collateral Agent shall act only within the United States, and shall not be subject to any foreign law, be required to act in any jurisdiction located outside the United States or be required to execute any foreign law governed document.

(l)            Notwithstanding anything to the contrary set forth herein, the Trustee and/or the Collateral Agent, as applicable, are hereby authorized and directed to, and hereby agree to, whether on or after the Issue Date:

(i)             enter into and/or join the Security Documents to which it is contemplated to be a party (and any joinders, supplements or amendments thereto contemplated hereby),

(ii)             enter into and/or join any Acceptable Junior Intercreditor Agreement (and any joinders, supplements or amendments thereto contemplated hereby),

(iii)            [reserved],

(iv)            enter into and/or join any Acceptable Senior Intercreditor Agreement (and any joinders, supplements or amendments thereto contemplated hereby),

(v)             enter into and/or join the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement (and any joinders, supplements or amendments thereto contemplated hereby),

(vi)            [Reserved],

(vii)            make any representations of the Holders set forth in the Security Documents, the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement, any Acceptable Junior Intercreditor Agreement and/or any Acceptable Senior Intercreditor Agreement,

(viii)           bind the Holders on the terms as set forth in the Security Documents, the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement, any Acceptable Junior Intercreditor Agreement and/or any Acceptable Senior Intercreditor Agreement and

(ix)             perform and observe its obligations under the Security Documents, the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement, any Acceptable Junior Intercreditor Agreement and/or any Acceptable Senior Intercreditor Agreement.

The entry and/or joinder of the Trustee and/or the Collateral Agent to any Security Document, Acceptable Junior Intercreditor Agreement, Acceptable Senior Intercreditor Agreement, and/or the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement (and any joinders, supplements or amendments thereto contemplated hereby) shall be at the direction and expense of the Company and, upon request by the Trustee and/or the Collateral Agent, as applicable, shall be accompanied by an Officer’s Certificate stating that the execution is authorized or permitted pursuant to this Indenture (it being understood that, upon delivery of such direction, Officer’s Certificate, the Trustee and/or the Collateral Agent, as applicable, shall enter into such agreements); provided that this Indenture shall constitute such direction with respect to the entry into the Pledge Agreement and the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement by the Trustee and the Collateral Agent, as applicable, on the Issue Date and neither an Officer’s Certificate nor an Opinion of Counsel shall be required in connection with the entry into the Pledge Agreement, and the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement by the Trustee or the Collateral Agent, as applicable, on the Issue Date.

(m)            Notwithstanding anything to the contrary herein, no inaccuracy or breach, as applicable, of any representation, warranty or covenant in this Indenture, the Notes, any Security Document or any Intercreditor Agreement relating to the grant, validity, enforceability, perfection or priority of any security interest shall occur, and no default or Event of Default or other breach of the terms hereof or thereunder shall occur, in either case, as a result of the collateral agent and intercreditor arrangements described in this Article Fourteen or in any Intercreditor Agreement.

Section 14.02.      Acceptance of Security Documents and Intercreditor Agreements.

The Trustee and each Holder, by accepting any Notes and the Subsidiary Guarantees, acknowledges that, as more fully set forth in the Security Documents and Intercreditor Agreements, the Collateral as now or hereafter constituted shall be for the benefit of all the Holders, the Collateral Agent and the Trustee, and that the Lien granted in the Security Documents relating to the Notes in respect of the Trustee, the Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Security Documents and Intercreditor Agreements and actions that may be taken thereunder.

Section 14.03.      Further Assurances.

In the event that any Person becomes a direct or indirect Subsidiary of the Company (other than an Excluded Subsidiary) after the Issue Date, including any Person that is, as of the Issue Date, an Excluded Subsidiary, but ceases to be an Excluded Subsidiary after the Issue Date, the Company shall (a) promptly (and no later than 30 days after the occurrence of such event or such longer period as the Trustee may agree) cause such Subsidiary to become a Subsidiary Guarantor hereunder by executing a supplemental indenture substantially in the form of Exhibit C, (b) in the case of any First Lien Guarantor or any Second Lien Guarantor, pledge or cause the Equity Interests of such Subsidiary to be pledged by executing the supplement to the Pledge Agreement and (c) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, legal opinions and certificates reasonably requested by the Trustee. With respect to each such Subsidiary, the Company shall promptly (and no later than the date on which such Subsidiary is required to become a Subsidiary Guarantor or such longer period as the Trustee may agree) send to the Trustee a notice setting forth with respect to such Person the date on which such Person became an Additional Guarantor of the Company.

Subject to the Intercreditor Agreements, the Company and each First Lien Guarantor, each Specified Guarantor, each Additional Guarantor and each Second Lien Guarantor shall, and shall cause each Subsidiary that is a First Lien Guarantor, Specified Guarantor, Additional Guarantor or Second Lien Guarantor to, execute and deliver, or cause to be executed and delivered, to the Trustee any and all such documents, agreements, instruments, certificates, notices and acknowledgments, and shall take or cause to be taken such further actions (including, if applicable, the filing and recording of financing statements and/or amendments thereto and other documents and such other actions or deliveries of the type described under this Article Fourteen or the Security Documents (including certificates and corporate and organizational documents)), which may be required by law or which the Trustee may (without obligation to do so), from time to time, reasonably request to carry out the terms and conditions of this Indenture and the Security Documents and to ensure the creation, perfection and priority of the Liens created or intended to be created by the Security Documents in the Collateral, in each case, subject to the Security Documents, all at the expense of the Company.

The Company and each First Lien Guarantor and each Second Lien Guarantor will (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as may be required from time to time in order to carry out more effectively the purposes of the Security Documents.

The due and punctual payment of the principal, premium (if any) and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date or at Maturity, and Defaulted Interest and the performance of all other Notes Obligations of the Company and the Subsidiary Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured by the Collateral as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Collateral Agent, the Company, the First Lien Guarantors, the Specified Guarantors, the Additional Guarantors and the Second Lien Guarantors hereby acknowledge and agree that, subject to the terms of the Intercreditor Agreements and as further set forth in this Article Fourteen, the Collateral Agent will hold the Collateral for the benefit of the Holders, the Trustee and the Collateral Agent and certain other secured parties pursuant to the terms of the Security Documents.

For the avoidance of doubt, neither the Company nor its Subsidiaries will be required to provide security interests in any of their assets or properties (other than the Collateral), including, without limitation, with respect to any additional collateral that secures any the 2029 Exchange Notes.

The Company shall use commercially reasonable efforts to (a) promptly cause Clay Holdco LLC to own the Capital Stock of Clay Ave Waco LLC and (b) promptly following the satisfaction of clause (a), cause Clay Holdco LLC to become a Specified Guarantor hereunder by executing a supplemental indenture substantially in the form of Exhibit C (at which time Schedule F shall be deemed to include Clay Holdco LLC). Notwithstanding anything to the contrary in any Note Documents, the transfer of the Capital Stock of Clay Ave Waco LLC from the Company to Clay Holdco LLC shall be permitted and authorized thereunder.

Section 14.04.      Release of Liens.

The release of the Liens over the property or assets constituting Collateral securing the Notes and the Guarantees of the Subsidiary Guarantors will automatically and unconditionally occur upon any one or more of the following circumstances:

(a)            as to all Collateral, upon payment in full of the principal of (and premium, if any), plus accrued and unpaid interest, if any, on the Notes and all other non-contingent obligations in respect of the Notes under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal (and premium, if any) plus accrued and unpaid interest, if any, is paid;

(b)            as to any Collateral, upon consummation of the sale, transfer or other disposition of such Collateral by the Company or a Subsidiary of the Company to any Person other than the Company or an Affiliate of the Company, to the extent such sale, transfer or other disposition is not prohibited under this Indenture, including, without limitation, in connection with a permitted Asset Sale or JV Transaction pursuant to Section 10.11;

(c)            as to any First Lien Collateral Property, upon consummation of an Optional Redemption pursuant to Section 11.01 of an aggregate principal amount of Notes at least equal to the greater of (x) 100% of the value of such First Lien Collateral Property (as of the Issue Date as determined by the Company); (y) 100% of the “as-is” market value of such First Lien Collateral Property as reflected in a Qualified Appraisal obtained within six months prior to such redemption date and (z) the amount required for such First Lien Collateral Property by Section 10.11, and that the Company requests to be released from the Liens securing the Notes Obligations pursuant to a Company Order delivered to the Trustee and Collateral Agent (a “First Lien Collateral Property Release”);

(d)            as to any Second Lien Collateral Property that is not subject to any Permitted Senior Lien, upon consummation of an Optional Redemption pursuant to Section 11.01 of an aggregate principal amount of Notes at least equal to the greater of (x) 100% of the value of such Second Lien Collateral Property (as of the Issue Date as determined by the Company), (y) 100% of the “as-is” market value of such Second Lien Collateral Property as reflected in a Qualified Appraisal obtained within six months prior to such redemption date and (z) the amount required for such Second Lien Collateral Property by Section 10.11, and that the Company requests to be released from the Liens securing the Notes Obligations pursuant to a Company Order delivered to the Trustee and Collateral Agent (a “Second Lien Collateral Property Release”);

(e)            as to any Second Lien Collateral, at such time that such Second Lien Collateral is no longer subject to a Lien securing the 2029 Exchange Notes, other than any Second Lien Collateral that ceases to be subject to a Lien securing the 2029 Exchange Notes in connection with a satisfaction and discharge or as a result of payment in full and termination of the 2029 Exchange Notes;

(f)            in the case of a First Lien Guarantor or Second Lien Guarantor that is released from its Subsidiary Guarantee pursuant to the terms of this Indenture, with respect to the Collateral provided by such First Lien Guarantor or Second Lien Guarantor, as the case may be, upon the release of such First Lien Guarantor or Second Lien Guarantor from its Subsidiary Guarantee;

(g)            with respect to any Collateral that is Capital Stock, in the event of a sale, transfer, other disposition of all or substantially all of the properties or assets of the entity represented by such Capital Stock (including by way of merger or consolidation) to a Person other than the Company or a Subsidiary of the Company to the extent such sale, transfer or other disposition is not prohibited under this Indenture;

(h) with respect to any Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture;

(i)             as to all or substantially all Collateral, with the consent of 100% of Holders of the Notes then Outstanding; otherwise, as to any Collateral, with the consent of Holders of a majority of the aggregate principal amount of the Notes then Outstanding;

(j)             as to all Collateral, in whole, upon Defeasance or Covenant Defeasance as provided under Article Thirteen or satisfaction and discharge of this Indenture as provided under Article Four; or

(k)            as to any Collateral, as ordered pursuant to applicable law under a final and non-appealable order or judgment of a court of competent jurisdiction.

Notwithstanding anything to the contrary herein, the security interests in all Collateral securing the Notes and the Subsidiary Guarantees shall automatically and unconditionally be released pursuant to the terms of any applicable Intercreditor Agreement.

In connection with the release of any Lien, the Trustee and/or the Collateral Agent shall, upon the request of and at the sole cost and expense of the Company, execute such documents or instruments, including but not limited to, the delivery of mortgage terminations and any documents related thereto, to evidence, and shall do or cause to be done all other acts reasonably necessary to effect, the release and discharge of any Liens permitted to be released pursuant to this Indenture, the Security Documents or any applicable Intercreditor Agreement. In the event that the Trustee or the Collateral Agent is requested by the Company to execute any necessary or proper instrument or document to evidence or acknowledge the release, satisfaction or termination of any Lien securing the Notes Obligations, the Trustee or the Collateral Agent, as applicable, shall be entitled to receive an Officer’s Certificate stating that all conditions precedent under this Indenture and the Security Documents to such release have been complied with and that it is permitted for the Trustee and/or the Collateral Agent to execute and deliver the instruments or documents requested by the Company in connection with such release. Any such instrument or document shall be prepared by the Company. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Security Document to the contrary, neither the Trustee nor the Collateral Agent shall be under any obligation to release any such Lien, or execute and deliver any such instrument or document of release, satisfaction or termination with respect thereto, unless and until it receives such Officer’s Certificate.

Section 14.05.      Compensation and Indemnification.

Without duplication of any amounts owing under Section 6.07 hereof, the Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 6.07 hereof (with the references to the Trustee therein being deemed to refer to the Collateral Agent and references to this Indenture therein being deemed to refer to this Indenture, the Security Documents and the Intercreditor Agreements) and subject to Section 14.01(e) hereof.

Section 14.06.      Intercreditor Agreements.

Notwithstanding anything to the contrary herein, the terms of this Indenture are subject to the terms of any Intercreditor Agreement entered into in accordance with this Indenture, and neither the Company nor any Subsidiary Guarantor shall be required pursuant to this Indenture to take any action limited by the foregoing. In the event of any conflict between the terms of any Intercreditor Agreement, on the one hand, and the terms of this Indenture, on the other hand, the terms of such Intercreditor Agreement shall govern.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

COMPANY:

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS:

BAYSIDE PKWY FREMONT 2 LLC
FP 11 DUPONT CIRCLE, LLC
FP 1401 K, LLC
FP 540 GAITHER, LLC
FP 6315 HILLSIDE CENTER, LLC
FP ATLANTIC CORPORATE PARK, LLC
FP PATUXENT PARKWAY, LLC
FP REDLAND TECHNOLOGY CENTER LLC
GOVERNMENT PROPERTIES INCOME TRUST LLC
GPT PROPERTIES LLC
GPT PROPERTIES TRUST
GRAND OAK CIRCLE TAMPA LLC
OPI 25 EXCHANGE LLC
SIR CAMPBELL PLACE INC.
SIR IRVING (FREEPORT) LLC
SIR PARSIPPANY (JEFFERSON) LLC
SIR PHILADELPHIA LLC
SIR REIT NEW BRAUNFELS LLC
SIR SAN JOSE LLC

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

OPI NOTEX HOLDINGS TRUST
OPI NOTEX PROPERTIES LLC
112 AVE MIAMI LLC
3400 PLANO TX LLC
BURT STREET OMAHA LLC
CLAY ROAD HOUSTON LLC
ELLIOTT AVE SEATTLE LLC
JAN DAVIS HUNTSVILLE LLC
SCHROCK ROAD COLUMBUS LLC

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

EWING HOLDCO LLC
PRIMERICA HOLDCO LLC

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

OPI BND HOLDINGS TRUST
OPI BND PROPERTIES LLC
TWELVE24 ATLANTA LLC
WEST JAVA SUNNYVALE LLC
SANTA CLARA (WALSH) LLC

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

ACP EAST LLC
CRI SIR LLC
FIRST POTOMAC DC HOLDINGS, LLC
FP 1211 CONNECTICUT AVENUE, LLC
FP 1775 WIEHLE AVENUE, LLC
FP 6310 HILLSIDE CENTER, LLC
FP 840 FIRST STREET, LLC
FP STERLING PARK LAND, LLC
GOV LAKE FAIRFAX INC.
GOV LAKEWOOD PROPERTIES TRUST
GOV NEW OPPTY LP REIT
GOV NEW OPPTY REIT
OPI AL PROPERTIES LLC
OPI TRS INC.
SC MERGER SUB LLC
SIR CENTENNIAL LLC SIR FORT MILL LLC
SIR GP REDWOOD CITY LLC
SIR GP SANTA CLARA LLC
SIR HOLDINGS CORPORATION
SIR JOHNSTON LLC
SIR OMAHA LLC
SIR PROPERTIES REIT LLC
SIR PROPERTIES TRUST
SIR REIT PLANO LLC
SIR WESTFORD LLC

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

GOV NEW OPPTY LP, a Delaware limited partnership

By: GOV NEW OPPTY REIT, its general partner

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

SIR OPERATING PARTNERSHIP LP, a Delaware limited partnership

By: SC Merger Sub LLC, its general partner

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

SIR REDWOOD CITY LP, a Delaware limited partnership

By: SIR GP Redwood City LLC, its general partner

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

SIR SANTA CLARA LP, a Delaware limited partnership

By: SIR GP Santa Clara LLC, its general partner

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ David W. Doucette
Name:	David W. Doucette
Title:	Vice President

[Signature Page to Indenture]

Appendix A

PROVISIONS RELATING TO THE NOTES

Section 1.1      Definitions.

(a)	Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Note bearing, if required, the applicable restricted securities legend set forth in Section 2.2(e) of this Appendix A.

“Distribution Compliance Period,” with respect to any Note, means the period of forty (40) consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.2(e)(i) of this Appendix A.

“U.S. person” means a “U.S. person” as defined in Regulation S.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

(b)	Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“IAI Notes”	2.1(a)
“CPDI Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1      Form and Dating.

(a)            Unless registered or exempt from registration under the Securities Act, the Notes will be resold, initially only to QIBs in reliance on Rule 144A (“Rule 144A Notes”), to institutions which are an “accredited investor” within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (“IAI Notes”) and to non-U.S. persons in reliance on Regulation S (“Regulation S Notes”). Notes so issued may thereafter be transferred to, among others, QIBs, institutional “accredited investors” and purchasers in reliance on Regulation S, subject to the restrictions on transfers set forth herein.

(b)            Global Notes. Each series of IAI Notes shall be issued initially in the form of one or more global IAI Global Notes (the “IAI Global Note”), Regulation S Notes shall be issued initially in the form of one or more global Regulation S Global Notes (the “Regulation S Global Note”) and Rule 144A Notes shall be issued initially in the form of one or more permanent global notes in fully registered form (the “Rule 144A Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The IAI Global Note, Rule 144A Global Note and Regulation S Global Note is each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.05 of the Indenture and Section 2.2(c) of this Appendix A.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 3.01 or Section 3.03, as applicable, of the Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)            Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2      Transfer and Exchange.

(a)            Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i)            to register the transfer of such Definitive Notes; or

(ii)           to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing; and

(B)             in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i)            a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii)           written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new applicable Global Note in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)            Notwithstanding any other provisions of this Appendix A (other than the provisions of Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)            Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i)            Transfers by an owner of a beneficial interest in an IAI Global Note or a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in a Regulation S Global Note, or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii)            Prior to the expiration of the applicable Distribution Compliance Period, (A) each Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (B) beneficial ownership interests in such Regulation S Global Note may only be held through Euroclear or Clearstream. During the applicable Distribution Compliance Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the applicable Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the applicable Distribution Compliance Period. Upon the expiration of the applicable Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iii)           Upon the expiration of the applicable Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)           Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v)            If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new Unrestricted Global Note in the appropriate principal amount.

(vi)          A transferee of a Note shall be deemed to have represented and agreed as follows:

(A)            It understands and acknowledges that the Notes and the Guarantees, which have not been registered under the Securities Act, under any other federal, state or other local law pertaining to the registration of securities, or with any securities regulatory authority of any state or other jurisdiction, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer in this Appendix A and the Indenture. Such transferee shall not resell or otherwise transfer any of such Notes and Guarantees, except as provided in this Appendix A and the Indenture. It further acknowledges and agrees that, in the case of Notes sold in reliance upon Regulation S, all offers and sales until the later of 40 days after (i) the issue date and (ii) when the Notes and Guarantees or any predecessor of the Notes are first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S shall be made only in accordance with Section 903 or 904 of Regulation S, pursuant to registration of the securities under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

(B)            It agrees that it will give to each person to whom it transfers the Notes and Guarantees notice of any restrictions on transfer of such Notes and Guarantees. It acknowledges that the Company and the Trustee, as the case may be, reserve the right prior to any offer, sale or other transfer to require the delivery of an opinion of counsel, certifications and/or information satisfactory to Company and the Trustee, as provided in this Appendix A and the Indenture. It acknowledges that prior to any proposed transfer of Notes in certificated form or of beneficial interests in a Global Note (in each case other than pursuant to an effective registration statement) the holder of Notes and Guarantees or the holder of beneficial interests in a Global Note, as the case may be, may be required to provide certifications and other documentation relating to the manner of such transfer and submit such certifications and other documentation as provided in this Appendix A and the Indenture.

(C)            It acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Notes and Guarantees are no longer accurate, it shall promptly notify the Company. If it is acquiring the Notes and Guarantees as a fiduciary or agent for one or more investor accounts, it represents that it has investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations, and agreements on behalf of each account.

(e)            Legends.

(i)            Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. [IN THE CASE OF IAI NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), AND AGREES THAT WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE] [IN THE CASE OF RULE 144A NOTES AND REGULATION S NOTES: THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]]

THE TERMS OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENTS, AS THEY MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall also bear the following additional legend (“CPDI Notes Legend”):

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS NOTE IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPANY'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE NOTE, EACH BENEFICIAL HOLDER OF THE NOTES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE NOTES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CPDI REGULATIONS"), AND (ii) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CPDI REGULATIONS, WITH RESPECT TO THE NOTES AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. UPON WRITTEN REQUEST, THE COMPANY MAY PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, AND (3) THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT TWO NEWTON PLACE, 255 WASHINGTON STREET, SUITE 300, NEWTON, MA 02458-1634.

(ii)            Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Security Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Security Registrar or the Custodian, to reflect such reduction.

(g)           Obligations with Respect to Transfers and Exchanges of Notes.

(i)             To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)            No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05 or 11.08 of the Indenture not involving any transfer.

(iii)           Prior to the due presentation for registration of transfer of any Note, the Company, each Subsidiary Guarantor, the Trustee, the Paying Agent or the Security Registrar shall deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv)           Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or the attorney of such Holder duly authorized in writing.

(v)            In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Security Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Security Registrar and the Trustee.

(h)            No Obligation of the Trustee.

(i)             The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3            Definitive Notes.

(a)            Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes. A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture. In addition, any Affiliate of the Company or any Subsidiary Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee. Notwithstanding anything to the contrary in this Section 2.3, no Regulation S Global Note may be exchanged for a Definitive Note until the end of the Distribution Compliance Period applicable to such Regulation S Global Note and receipt by the Trustee and the Company of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b)           Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(d) of this Appendix A, bear the Restricted Notes Legend.

(c)            In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

FORM OF NOTE

[Form of Face of Note]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the CPDI Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [●]

ISIN [●]

[IAI][RULE 144A][REGULATION S] GLOBAL NOTE

OFFICE PROPERTIES INCOME TRUST

No.  [●]

3.250% SENIOR SECURED NOTE DUE 2027

Office Properties Income Trust, a real estate investment trust duly organized and existing under the laws of Maryland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to____________________________, or registered assigns, the principal amount of $_______________________, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto on March 15, 2027.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	OFFICE PROPERTIES INCOME TRUST

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Form of Reverse of Note]

1.             General. The Company issued this Note under an Indenture, dated as of December 11, 2024 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Initial Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent. The terms of this Note include those stated in the Indenture. Capitalized terms used but not defined herein have the meaning given to them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

2.             Interest. Unless previously redeemed, the Notes will bear interest at 3.250% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (except in the case of interest payable on the Stated Maturity for the principal of the Notes, which shall be payable on the Stated Maturity), commencing December 31, 2024, to the Persons in whose names the Notes are registered in the Security Register at the close of business on the Record Date, which shall be March 15, June 15, September 15 or December 15 (in each case, whether or not a Business Day), as the case may be, immediately before such Interest Payment Date (except in the case of interest payable on the Stated Maturity, which interest will be payable to the Persons in whose names the Notes are registered in the Security Register at the close of business on the date that is 14 calendar days prior to the Stated Maturity). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any scheduled Interest Payment Date, the Stated Maturity or any Redemption Date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue thereon for the period from and after such Interest Payment Date, the Stated Maturity or such Redemption Date.

3.             Method of Payment. By no later than 11:00 a.m. Eastern Time on the date on which any principal of and premium, if any, and interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, and interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the immediately preceding March 15, June 15, September 15 and December 15 (in each case, whether or not a Business Day) at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 of the Indenture. The principal of (and premium, if any), and interest on the Note shall be payable at the office or agency of Paying Agent or Security Registrar designated by the Company maintained for such purpose in the United States or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 10.03 of the Indenture; provided, however, that, at the option of the Company, the principal of (and premium, if any) and interest, may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments of any principal of, premium, if any, and interest on any Note is due and payable shall be made without withholding and free and clear of any taxes, except as required by applicable law.

4.             Paying Agent and Security Registrar. Initially, U.S. Bank Trust Company, National Association or one of its Affiliates will act as Paying Agent and Security Registrar. The Company or any of its Affiliates may act as Paying Agent, Security Registrar or co-Security Registrar.

5.             Optional Redemption.

At any time, the Company may redeem at its option on any one or more occasions all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date).

Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one more conditions precedent as provided in Section 11.05 of the Indenture.

Nothing in this Note or the Indenture will limit the Company’s or its Affiliates’ ability to repurchase or retire Notes other than by redemption, whether by tender offer, exchange offer, open market repurchases, privately negotiated transactions or otherwise.

6.             Mandatory Redemption.

On March 1, 2026, the Company will be required to redeem a principal amount of Notes equal to: (i) $125,000,000, minus (ii) the principal amount of Notes that have been otherwise redeemed (or for which an irrevocable notice of redemption has been delivered) on or prior to such date (other than, for the avoidance of doubt, any Quarterly Amortizations), at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the applicable Redemption Date.

On each Interest Payment Date occurring on or after March 31, 2025 but prior to the Stated Maturity of the Notes, the Company will be required to redeem a principal amount of Notes equal to (i) $6,500,000 minus (ii) the principal amount of Notes that have been otherwise redeemed (or for which an irrevocable notice of redemption has been delivered) on or prior to such date (other than the Mandatory Amortization or any other non-voluntary redemption required by this Indenture, including any Event of Loss Redemption, First Lien Collateral Asset Sale Redemption, Second Lien Collateral Asset Sale Redemption or Non-Collateral Asset Sale Redemption), at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date.

Any Notes redeemed in connection with any Optional Redemption shall be deemed to reduce the obligations under the Notes in the following order:

(i)              first, to reduce the amounts required to be redeemed in connection with the Mandatory Amortization;

(ii)            second, after the Mandatory Amortization has been satisfied (or deemed to have been satisfied pursuant to the preceding clause (i)), to reduce the amounts required to be redeemed in connection with any Quarterly Amortizations, with earlier-due Quarterly Amortizations being deemed to be satisfied first; and

(iii)           third, after all Quarterly Amortizations have been satisfied (or deemed to have been satisfied pursuant to the preceding clause (ii)), to reduce the amounts required to be redeemed on the remaining Notes.

In addition, the Notes may be subject to redemption from time to time prior to their maturity pursuant to an Event of Loss Redemption, First Lien Collateral Asset Sale Redemption, JV Redemption, Second Lien Collateral Asset Sale Redemption or Non-Collateral Asset Sale Redemption, in each case, pursuant to and subject to the terms of the Indenture. Other than as set forth in Section 5 and this Section 6 of this Note, the Notes will not be subject to mandatory redemption or any sinking fund payments.

7.             Change of Control Offer. Upon the occurrence of a Change of Control, unless the Company has exercised its optional redemption rights, a Defeasance pursuant to Section 13.02 of the Indenture or a satisfaction and discharge pursuant to Article Four of the Indenture, each Holder of the Notes will have the right to require that the Company repurchase all or a portion of such Holder’s Notes, as further described in the Indenture.

8.             Discharge and Defeasance. The Indenture contains provisions for discharge or defeasance at any time of the entire indebtedness of this Notes or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

9.             Defaults and Remedies. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes, plus accrued and unpaid interest, if any, may be declared due and payable in the manner and with the effect provided in the Indenture.

10.           Actions of Holders. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture, the Security Documents, the Intercreditor Agreements, any Guarantee and the Notes at any time by the Company and the Trustee and the Collateral Agent with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes at the time to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes at the time, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or this Note, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture and, if requested, offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Notes at the time a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer (if requested) of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

11.           Payments Not Impaired. Notwithstanding any other provision in this Note and/or the Indenture, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and any interest on, this Note on the respective Stated Maturities expressed herein (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

12.           Denominations, Transfer, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount, will be issued in the name of the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

13.           Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, each Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes whatsoever, whether or not this Note be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

14.           Unclaimed Money. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any), and any interest on, any Notes and remaining unclaimed for two years after such principal (and premium, if any), and any interest, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

15.           Subsidiary Guarantees. The Notes will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders of the Notes. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

16.           Security. This Note and the other Notes will be secured by security interests on the Collateral, subject to Permitted Liens and any other limitation on the extent to which the Collateral secures the Notes Obligations contemplated by the Security Documents and Intercreditor Agreements, as set forth in Article Fourteen of the Indenture.

17.           No Recourse Against Others. A trustee, director, officer, employee, incorporator, member or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under this Note, the other Notes, the Guarantees, the Indenture, the Security Documents or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.

18.           No Personal Liability. THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST (FORMERLY KNOWN AS SELECT INCOME REIT), DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

19.           Authentication. This Note shall not be valid until an authorized officer of the Trustee (or an Authenticating Agent) manually or electronically signs the certificate of authentication on the other side of this Note.

20.           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.           ISIN and/or CUSIP Numbers. The Company may cause ISIN and/or CUSIP numbers to be printed on the Notes, and if so the Trustee shall use ISIN and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed on the Notes.

22.           Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $__________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter in the form of Exhibit B containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE:	To be executed by an executive officer

Name:
Title

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE1

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Date:
Your Signature

1                  Include only for Regulation S Global Notes.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $____________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Office Properties Income Trust
Two Newton Place, 255 Washington Street, Suite 300

Newton, MA, 02458-1634
Attention: General Counsel

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[                ] 3.250% Senior Secured Notes due 2027 (the “Notes”) of Office Properties Income Trust (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment, including the loss of the entirety our investment.

2.            We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Notes of the resale restrictions described above. If any resale or other transfer of the Notes is proposed to be made pursuant to Section 2.2(d) of Appendix A to the indenture under which the Notes were issued prior to the Resale Restriction Termination Date, to an IAI or for an interest in an IAI Note, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE: _____________________________________________	,

by:

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of [•], 20[●] (this “Supplemental Indenture”) by and among Office Properties Income Trust (the “Company”), the other parties listed as New Guarantors on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S E T H

WHEREAS, the Company, the Trustee, the Collateral Agent and the other parties thereto have heretofore executed and delivered an Indenture, dated as of December 11, 2024 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of $444,992,000 aggregate principal amount of 3.250% Senior Secured Notes due 2027 (the “Notes”).

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all necessary acts have been done to make this Supplemental Indenture a legal, valid and binding agreement of each New Guarantor in accordance with the terms of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1         Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II
AGREEMENT TO BE BOUND

SECTION 2.1         Agreement to Guarantee. The New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Subsidiary Guarantor pursuant to the Indenture. The New Guarantor hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Twelve thereof. Subject to the Intercreditor Agreements, the New Guarantor further agrees to execute and deliver, or cause to be executed and delivered, to the Trustee any and all such documents, agreements, instruments, certificates, notices and acknowledgments, and shall take or cause to be taken such further actions (including, if applicable, the filing and recording of financing statements and/or amendments thereto and other documents and such other actions or deliveries of the type described under Article Fourteen of the Indenture or the Security Documents (including certificates and corporate and organizational documents)), which may be required by law or which the Trustee may (without obligation to do so), from time to time, reasonably request to carry out the terms and conditions of the Indenture and the Security Documents and to ensure the creation, perfection and priority of the Liens created or intended to be created by the Security Documents, in each case, subject to the Security Documents.

SECTION 2.2         Execution and Delivery. The New Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

ARTICLE III
MISCELLANEOUS

SECTION 3.1         Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.2         Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3         Ratification. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby. The Trustee and the Collateral Agent make no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.4         Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.5          Effect of Headings. The headings herein are convenience of reference only and shall not affect the construction hereof.

SECTION 3.6         The Trustee and the Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

SECTION 3.7         Benefits Acknowledged. The New Guarantor’s Guarantee is subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by, and security interests granted by, it pursuant to its Guarantee, the Security Documents and this Supplemental Indenture are knowingly made in contemplation of such benefits.

SECTION 3.8        Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee and the Collateral Agent in this Supplemental Indenture shall bind its successors.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

OFFICE PROPERTIES INCOME TRUST

By:
Name:
Title:

NEW GUARANTORS:

[NEW GUARANTORS]

By:
Name:
Title:

TRUSTEE AND COLLATERAL AGENT:

US BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

EXHIBIT D

FORM OF MORTGAGE

(See attached.)

FINAL

(Space Above For Recorder’s Use)

RECORD AND RETURN TO:
[●]

MORTGAGE, ASSIGNMENT OF
LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING1

Dated as of [●], 202[●]
by and from

[●],
as mortgagor

to

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
in its capacity as Collateral Agent,
as mortgagee

Location of Property:
([Insert Address])

COLLATERAL IS OR INCLUDES FIXTURES
([Insert City, State and County])

1 NTD: Applicable changes to be made to the form to convert to a Deed of Trust for applicable states. Individual mortgage to be broken out per property.

MORTGAGE, ASSIGNMENT OF
LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

This MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the “Security Instrument”), dated as of [●], 202[●], is made by [●], a Delaware limited liability company having an office at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 (“Mortgagor”), in favor of U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking organization having an address at One Federal Street, 3rd Floor Boston, Massachusetts 02110, as mortgagee (in such capacity, together with its successors and/or assigns, “Mortgagee”).

RECITALS

A.            WHEREAS, Office Properties Income Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Company”) having its principal office at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, the other entities listed on the signature pages of the Indenture (as hereinafter defined) and Mortgagee, as trustee and as notes collateral agent, entered into that certain Indenture, dated as of December 11, 2024 (as the same may be amended, supplemented, modified or amended and restated from time to time, the “Indenture”), whereby 3.250% Senior Secured Notes due 2027 (the “Notes”) have been issued by the Company, as issuer (the “Issuer”) in the aggregate principal amount at maturity of $444,992,000. Mortgagor is a Subsidiary Guarantor party to the Indenture. Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Indenture.

B.            WHEREAS, Issuer owns, directly or through its Subsidiaries, all of the issued and outstanding shares of Mortgagor.

C.            WHEREAS, Mortgagor has, pursuant to the Indenture, among other things, unconditionally guaranteed the Obligations.

D.            WHEREAS, Mortgagor will receive substantial benefits from the execution, delivery and performance of the Obligations under the Indenture and the other Note Documents and is, therefore, willing to enter into this Security Instrument.

E.            WHEREAS, as a condition to the financial accommodations provided to Issuer under the Indenture, Mortgagee has required Mortgagor to execute and deliver this Security Instrument.

F.            WHEREAS, this Security Instrument made and given by Mortgagor in favor of Mortgagee for the benefit of the Holders of the Notes to secure the payment and performance of all of the Obligations.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Mortgagor, intending to be legally bound, covenants and agrees as follows:

Article I

DEFINITIONS

Section 1.1           Definitions. Capitalized terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings ascribed to such terms in the Indenture. As used herein, the following terms shall have the following meanings:

(a)            “Charges” means any and all present and future real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborer’s, materialmen’s, suppliers’ and warehousemen’s liens and other claims arising by operation of law), judgments or demands against, all or any portion of the Property or other amounts of any nature which, if unpaid, might result in or permit the creation of, a Lien on the Property or which might result in foreclosure of all or any portion of the Property except, in each case, Permitted Liens.

(b)            “Holders of the Notes”: Means the “Holders” as that term is defined in the Indenture.

(c)            “Indebtedness”: Means all of the following:

(i)            the obligations of Mortgagor under the Subsidiary Guarantee;

(ii)           the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby;

(iii)          the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (as defined herein) of the Mortgagor, whether now existing or hereafter from time to time arising, and

(iv)          the payment of all sums advanced and costs and expenses incurred by any one or more of Mortgagee and the Holders of the Notes in connection with the Indebtedness or any part thereof in accordance with the Indenture and the other Notes Documents, any renewal, extension, or change of or substitution for the Indebtedness or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Mortgagor, Mortgagee or the Holders of the Notes.

[IN NO EVENT SHALL THIS SECURITY INSTRUMENT BE DEEMED TO SECURE ANY DIRECT OBLIGATIONS OF THE ISSUER PURSUANT TO THE INDENTURE OR ANY NOTES ISSUED IN CONNECTION THEREWITH, BUT SHALL SECURE THE INDEBTEDNESS, BEING THE GUARANTY OBLIGATIONS OF MORTGAGOR PURSUANT TO THE SUBSIDIARY GUARANTEE CONTAINED IN THE INDENTURE.]2

2 NTD: Language to be included in mortgages/deeds of trust for Alabama, Florida and Georgia. Language to be deleted in mortgages/deeds of trust for other States.

(d)            “Obligations”: Means the “Notes Obligations” as defined in the Indenture, Mortgagor’s obligations for the payment of the Indebtedness and the performance of the Other Obligations (defined herein).

(e)            “Other Obligations”: Means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor hereunder and under the other Note Documents.

(f)             “Property”: Means all of Mortgagor’s right, title and interest in, to and under (1) the real property more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (collectively, the “Land”), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (collectively, the “Improvements”), (3) all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Land and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect (collectively, the “Leases”), (4) any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the tenant’s obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any tenant under or guarantor of a Lease (collectively, the “Rents”), (5) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities now owned or hereafter acquired by Mortgagor, whether or not situated in easements (the “Fixtures”), (6) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land (collectively, the “Personalty”), (7) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing now owned or hereafter acquired, (8) any and all cash proceeds and noncash proceeds including all (i) proceeds of the conversion, voluntary or in-voluntary, of any of the Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to Mortgagee or to Mortgagor from time to time with respect to any of the Property, (iii) payments (in any form whatsoever) made or due and payable to Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Property by any governmental authority (or any person acting on behalf of a governmental authority) and (iv) other amounts from time to time paid or payable under or in connection with any of the Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon (collectively, the “Proceeds”) and (9) any and all right, title and interest of Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, studies and data relating specifically to the Property or the construction of any alteration relating to the Property (the “Records”). As used in this Security Instrument, the term “Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(g)            “UCC”: Means the Uniform Commercial Code of the State of [●].

Article II

GRANT

Section 2.1           Grant of Security Title. Mortgagor hereby GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS AND CONVEYS to Mortgagee and its successors and assigns, with power of sale, for the use, benefit and behoof of Mortgagee and its successors and assigns, the Property, and hereby grants to Mortgagee, its successors and assigns, for its benefit and the benefit of the Holders of the Notes a mortgage lien upon and a security interest in and security title to all of the Property; TO HAVE AND TO HOLD the Property unto Mortgagee and its successors and assigns in fee simple forever, for the purpose of securing the prompt payment and performance in full of the Indebtedness when due (whether at the stated maturity, by acceleration or otherwise).

Section 2.2           Secured Obligations. This Mortgage secures, and the Property is collateral security for, the prompt payment and performance in full when due of the Obligations.

Section 2.3           Future Advances. This Mortgage shall secure all Obligations including, without limitation, future advances whenever hereafter made with respect to or under any Note Documents and shall secure not only Obligations with respect to presently existing indebtedness under the Note Documents, but also any and all other indebtedness which may hereafter be owing to Mortgagee under the Note Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Note Documents, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, and any extensions, refinancings, modifications, replacements or renewals of all such Obligations whether or not Mortgagor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Mortgage.

Section 2.4           Maximum Amount of Indebtedness. The maximum aggregate amount of all indebtedness that is, or under any contingency may be secured at the date hereof or at any time hereafter by this Mortgage is $[     ]2 (the “Secured Amount”), plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, and expenses incurred by Mortgagee by reason of any default by Mortgagor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.

Section 2.5           Last Dollar Secured. So long as the aggregate amount of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against or to reduce the Secured Amount.

Section 2.6           No Release. Nothing set forth in this Mortgage shall relieve Mortgagor from the performance of any term, covenant, condition or agreement on Mortgagor’s part to be performed or observed under or in respect of any of the Property or from any liability to any person under or in respect of any of the Property or shall impose any obligation on Mortgagee to perform or observe any such term, covenant, condition or agreement on Mortgagor’s part to be so performed or observed or shall impose any liability on Mortgagee for any act or omission on the part of Mortgagor relating thereto or for any breach of any representation or warranty on the part of Mortgagor contained in this Mortgage or any other Note Document or under or in respect of the Property or made in connection herewith or therewith. The obligations of Mortgagor contained in this Section 2.6 shall survive the termination hereof and the discharge of Mortgagor’s other obligations under this Mortgage and the other Note Documents.

Section 2.7           Conflicting Provisions. Notwithstanding anything to the contrary set forth herein or otherwise, in no event shall the aggregate amount of Obligations guaranteed by Mortgagor and/or secured by this Mortgage exceed the maximum amount permitted to be guaranteed by Mortgagor and/or secured under the terms of any applicable Secured Debt outstanding as of the Issue Date.

Article III

WARRANTIES, REPRESENTATIONS AND COVENANTS

Section 3.1           Warranties, Representations and Covenants. Subject to the terms of each Intercreditor Agreement, Mortgagor warrants, represents and covenants to Mortgagee as follows:

(a)            Title to Property. Mortgagor owns the Property free and clear of any liens, claims or interests, except the Permitted Liens, and this Security Instrument. This Security Instrument creates a valid, enforceable [first priority][second priority]3 mortgage lien on the Property in favor of Mortgagee for the benefit of the Holders of the Notes subject only to Permitted Liens, .

2 Full amount of Indenture to be inserted except in jurisdictions where the recording of this instrument would be subject to a tax based on the maximum secured indebtedness stated herein, in which case amount to be inserted shall be the Fair Market Value as agreed upon by the Company and Mortgagee.

3 NTD: Use “first priority” for First Lien Collateral Properties and “second priority” for Second Lien Collateral Properties.

(b)            Status. Mortgagor shall preserve and protect the [first priority][second priority]4 lien and security interest status of this Security Instrument and the other Note Documents (subject to Permitted Liens). If any lien or security interest (other than the Permitted Liens or this Security Instrument) is asserted against the Property, Mortgagor shall promptly, and at its expense, subject to its rights to contest the same in accordance with the Indenture and/or the other Note Documents, (a) give Mortgagee a reasonably detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

(c)            Payment and Performance. Mortgagor shall pay or cause the Indebtedness to be paid when due under the Note Documents and shall perform or cause to be performed the Obligations in full when they are required to be performed.

(d)            Other Covenants. All of the covenants of Mortgagor in the Indenture are incorporated herein by this reference.

(e)            Payment of Charges. Unless and to the extent not prohibited by the terms of the Note Documents, Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same giving rise to a Lien (other than a Permitted Lien), all Charges. Mortgagor shall deliver to Mortgagee, upon Mortgagee’s reasonable written request, to the extent reasonably available to Mortgagor, receipts evidencing the payment of all such Charges.

(f)             Due Execution, Delivery and Enforceability. Mortgagor represents and warrants to Mortgagee that this Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting rights of creditors generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(g)            Replacement of Fixtures and Personalty. Except as not prohibited by the Indenture, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Note Documents and to the other Permitted Liens, and free and clear of any other lien or security interest except such as may not be prohibited under the Indenture or first approved in writing by Mortgagee.

4 NTD: Use “first priority” for First Lien Collateral Properties and “second priority” for Second Lien Collateral Properties.

Section 3.2           Condemnation Awards. Mortgagor collaterally assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, in each case subject to the terms of the Note Documents and the Intercreditor Agreements. Mortgagor collaterally assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Property, in each case subject to the terms of the Note Documents and the Intercreditor Agreements. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, in each case subject to the terms of the Note Documents and the Intercreditor Agreements.

Section 3.3           Prohibited Transfers. Except as not prohibited by the Note Documents, Mortgagor shall not, without the prior written consent of Mortgagee, sell, lease or convey all or any part of the Property.

Article IV

DEFAULT; POWER OF SALE

Section 4.1           Remedies. Subject to the terms of each Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default (as defined in the Indenture), Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a)            Entry on Property. Enter the Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(b)            Operation of Property. Hold, lease, develop, manage, operate or otherwise use the Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7 hereof.

(c)            Power of Sale. Exercise the power of sale herein granted in compliance with applicable law.

(d)            Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Property as security for the payment and performance of the Indebtedness, the appointment of a receiver of the Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7 hereof; provided, however, notwithstanding the appointment of any receiver, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Indenture to Mortgagee.

(e)            Foreclosure. Institute proceedings for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner as Mortgagee shall elect in its sole and absolute discretion, Mortgagee being hereby expressly granted the power to foreclose this Security Instrument and sell the Property at public auction and convey the same to the purchaser. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) Business Days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Property is waived. Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(f)             Other. Exercise all other rights, remedies and recourses granted under the Note Documents or otherwise available at law or in equity.

(g)            Acceleration. Subject to and in accordance with any provisions of the Note Documents, declare the Obligations to be immediately due and payable, without presentment, demand, protest, or any other notice of any kind (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

Section 4.2           Separate Sales. Subject to the terms of each Intercreditor Agreement, the Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3           Remedies Cumulative, Concurrent and Nonexclusive. Subject to the terms of each Intercreditor Agreement, Mortgagee shall have all rights, remedies and recourses granted in the Note Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note Documents, or against the Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Note Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4           Release of and Resort to Collateral. Subject to terms of each Intercreditor Agreement, Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Note Documents or their status as a [first priority][second priority]5 lien and security interest in and to the Property (subject to Permitted Liens). For payment of the Indebtedness, Mortgagee may resort to any other security therefor granted by Mortgagor, Issuer or any Subsidiary Guarantor in such order and manner as Mortgagee may elect, subject to the terms of each Intercreditor Agreement.

Section 4.5           Waiver of Redemption, Notice and Marshaling of Assets. Subject to the terms of each Intercreditor Agreement, to the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Note Documents, and (c) any right to a marshaling of assets or a sale in inverse order of alienation. Mortgagor shall not claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Property, or any part thereof, prior to any sale or sales of the Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction. Mortgagor covenants not to hinder, delay or impede the execution of any power granted or delegated to Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

Section 4.6           Discontinuance of Proceeding. Subject to the terms of each Intercreditor Agreement, if Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Note Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Note Documents, the Property and otherwise as if such right, remedy or recourse had never been invoked, and the rights, remedies, recourses and powers of Mortgagee shall continue as if such right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Note Documents for such Event of Default.

5 NTD: Use “first priority” for First Lien Collateral Properties and “second priority” for Second Lien Collateral Properties.

Section 4.7           Application of Proceeds. Trustee or Mortgagee may only apply money they collect hereunder pursuant to Article V of the Indenture, in accordance with Section 5.06 of the Indenture, subject to the terms of each Intercreditor Agreement.

Section 4.8           Occupancy after Sale. Subject to the terms of each Intercreditor Agreement, any sale of the Property or any part thereof in accordance with Section 4.1(c) hereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law and the terms of each Intercreditor Agreement, any purchaser at such sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor, subject to the terms of each Intercreditor Agreement, will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.9           Additional Advances and Disbursements; Costs of Enforcement. Subject to the terms of each Intercreditor Agreement:

(a)            All sums advanced and reasonable expenses incurred at any time by Mortgagee under and in accordance with this Security Instrument shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate specified in the Indenture, and all such sums, together with interest thereon, shall be secured by this Security Instrument.

(b)            Mortgagor shall pay all reasonable expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Security Instrument and the other Note Documents, or the enforcement, compromise or settlement of the Indebtedness or the Obligations or any claim under this Security Instrument and the other Note Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise, in accordance with the terms of the Indenture.

Section 4.10         No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article IV, the assignment of the Rents and Leases under Article V hereof, the security interests under Article VI hereof, nor any other remedies afforded to Mortgagee under the Note Documents, at law or in equity, shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Property, to obligate Mortgagee to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Article V

ASSIGNMENT OF LEASES AND RENTS

Section 5.1           Assignment. As additional security for the payment and performance in full of the Indebtedness, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee, all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. Subject to the terms of each Intercreditor Agreement, Mortgagor shall have and is hereby given a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Indebtedness and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Subject to the terms of each Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Indebtedness or solvency of Mortgagor, the license herein granted shall automatically expire and terminate without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor) for so long as such Event of Default shall continue.

Section 5.2           Perfection upon Recordation. Mortgagor acknowledges that Mortgagor has taken all reasonable actions necessary to provide, and that upon recordation of this Security Instrument Mortgagee shall have, to the extent permitted under applicable law and subject to the terms of each Intercreditor Agreement and other Permitted Liens, a valid and fully perfected, [first priority][second priority]6 present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Security Instrument Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Security Instrument, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.3           Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Security Instrument shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Security Instrument extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4           No Merger of Estates. So long as part of the Indebtedness secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

6 Use “first priority” for First Lien Collateral Properties and “second priority” for Second Lien Collateral Properties.

Article VI

SECURITY AGREEMENT

Section 6.1           Security Interest. This Security Instrument constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Leases, Rents, Fixtures, Personalty, Proceeds and Records. To this end, Mortgagor grants to Mortgagee a security interest in and to all of Mortgagor’s right, title and interest in and to the Leases, Rents, Fixtures, Personalty, Proceeds and all other Property which is personal property to secure the payment and performance of the Indebtedness, and Mortgagor agrees that, upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Subject to the terms of each Intercreditor Agreement, any notice of sale, disposition or other intended action by Mortgagee with respect to the Leases, Rents, Fixtures, Personalty, Proceeds and Records sent to Mortgagor at least ten (10) Business Days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Section 6.2           Financing Statements. Subject to the terms of each Intercreditor Agreement, Mortgagor shall deliver to Mortgagee such financing statements and such further assurances as Mortgagor may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagor may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Section 6.3           Fixture Filing. This Security Instrument shall also constitute a “fixture filing” for the purposes of the UCC against all of the Property which is or is to become fixtures, and the following information is applicable for the purpose of such fixture filing, to wit:

Name and Address of the debtor:

Mortgagor having the address described in the Preamble hereof.

Mortgagor is a [●] organized under the laws of the State of [●] whose Organization Number is [●], and whose Taxpayer Identification Number is [●].

Name and Address of the secured party: Mortgagee having the address described in the Preamble hereof, from which address information concerning the security interest may be obtained.

This Financing Statement covers the following types or items of property:

The Property described and defined in Section 1.1(e) hereof.

This instrument covers goods or items of personal property which are or are to become fixtures upon the Property.

Mortgagor is the record owner of the Land described on Exhibit A attached hereto.

In addition, subject to the terms of each Intercreditor Agreement, Mortgagor authorizes (but does not obligate) Mortgagee to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Property is located as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to Mortgagee pursuant to this Security Instrument in the Property.

Article VII

MISCELLANEOUS

Section 7.1           Notices. Any notice required or permitted to be given under this Security Instrument shall be given in accordance with Section 1.16 of the Indenture.

Section 7.2           Change in Tax Law. Subject to the terms of each Intercreditor Agreement, upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Holders of the Notes to any tax or changing the basis of taxation of mortgages, deeds to secure debt, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Security Instrument, the Indebtedness or Mortgagee and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Mortgagee may, at its option, declare the Indebtedness immediately due and payable or require Mortgagor to pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof.

Section 7.3           Deed and/or Intangibles Tax. Subject to the terms of each Intercreditor Agreement, Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any of the Holders of the Notes pursuant to the tax law of the state in which the Property is located in connection with and on account of the execution, delivery and recordation of this Security Instrument, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

Section 7.4           Attorney-in-Fact. Subject to the terms of each Intercreditor Agreement, Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact with full power of substitution, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within thirty (30) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Security Instrument or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Property, Leases, Rents, Fixtures, Personalty, Proceeds and Records in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, and (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Property, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee; provided, however: (1) Mortgagee shall under no circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 7.4.

The powers conferred on Mortgagee, for the benefit of Mortgagee, under this Section 7.4 are solely to protect Mortgagee’s interest in the Property and shall not impose any duty upon Mortgagee to exercise any such powers.

Section 7.5           Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. In the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness.

Section 7.6           No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Note Documents shall not be deemed to be a waiver of same, and Mortgagee (as so required by applicable law) shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.7           Indenture. Except with respect to Section 7.9 hereof, if any conflict or inconsistency exists between this Security Instrument and the Indenture, the Indenture shall govern. With respect to the applicable law, Section 7.9 hereof will govern, notwithstanding any inconsistent provisions of the Indenture.

Section 7.8           Release. Upon payment in full of the Indebtedness or upon a sale of the Property in accordance with the provisions of the Indenture, Mortgagee (as so required by applicable law), at Mortgagor’s expense, shall release the liens and security interests created by this Security Instrument.

Section 7.9           Applicable Law. The provisions of this Security Instrument regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Property is located. All other provisions of this Security Instrument shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

Section 7.10         Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.11         Entire Agreement. This Security Instrument and the other Note Documents constitute the entire agreement and understanding between Mortgagee and Mortgagor relating to the subject matter hereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof. Accordingly, none of the Note Documents may be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties related to the subject matter hereof. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by Mortgagor therefrom, shall be effective unless in writing and signed by Mortgagee.

Section 7.12         Reduction of Secured Amount. In the event that the amount secured by this Security Instrument is less than the aggregate Indebtedness evidenced by the Indenture, then the amount secured shall be reduced only by the last and final sums that Mortgagor or Issuer or any Subsidiary Guarantor repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Security Instrument. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Property is located or as are unsecured.

Section 7.13         Collateral Agent. Mortgagee shall be entitled to all of the protections, immunities, rights and indemnities provided to it in the Indenture, all of which are hereby incorporated herein by reference, mutatis mutandis.

Section 7.14         Further Acts. Subject to the terms of each Intercreditor Agreement, Mortgagor shall, at the reasonable cost and expense of Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as Mortgagee shall from time to time reasonably request, which may be necessary in the reasonable judgment of Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto Mortgagee, the property and rights hereby conveyed or assigned or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Subject to the terms of each Intercreditor Agreement, Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Security Instrument.

Section 7.15         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY INSTRUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.15.

Section 7.16         Intercreditor Agreements Generally. Each Person to whom or for whose benefit a Lien is granted hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens, if any, provided for in each Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions in each Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Agent on behalf of such Person to enter into, and perform under, each Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of each Intercreditor Agreement was delivered, or made available, to such Person. Notwithstanding any other provision contained herein, this Security Instrument, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of each Intercreditor Agreement and, to the extent provided therein, the applicable Notes Documents. In the event of any conflict or inconsistency between the provisions of this Security Instrument and any Intercreditor Agreement, the provisions of the applicable Intercreditor Agreement shall control. To the extent that any Intercreditor Agreement provides for certain rights in favor of the administrative agent or collateral agent party thereto, including rights to hold possessory collateral or certificated collateral, the terms of such Intercreditor Agreement shall control in the event of any conflict with the terms of this Security Instrument (and upon delivery to such other agent in accordance with the applicable Intercreditor Agreements, the Mortgagor shall be deemed to have satisfied its obligations under this Security Instrument to deliver any Collateral to the Collateral Agent). Notwithstanding anything to the contrary herein, no inaccuracy or breach, as applicable, of this Security Instrument relating to the grant, validity, enforceability, perfection or priority of any security interest shall occur, and no Default or Event of Default or other breach of the terms hereof or thereunder shall occur, in either case, as a result of the collateral agency and intercreditor arrangements described in any Intercreditor Agreement.

Section 7.17         Subordination. The lien created by this Security Instrument on the property described herein is and shall be subordinate to the lien on such property created by any mortgage, deed of trust, pledge, security agreement or similar instrument now or hereafter granted to U.S. Bank Trust Company, National Association, in its capacity as trustee and collateral agent for the noteholders (together with its successors and/or assigns, “Senior Agent”) and arising under or in connection with the 2029 Exchange Notes June Indenture and the 2029 Exchange Notes October Indenture providing for notes in the aggregate original principal amount of $609,999,000, to the extent and in the manner provided in that certain Exchange Notes 1L/2L Subordination and Intercreditor Agreement, dated as of December 11, 2024, between Senior Agent and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking organization organized and existing under the laws of the United States, as trustee and collateral agent (the “Subordination Agreement”). The rights and remedies of the Mortgagee and each subsequent holder of this Security Instrument shall be deemed, by virtue of such holder’s acquisition of this Security Instrument, to have agreed to perform and observe all of the terms, covenants and conditions to be performed or observed by “Junior Agent” or any “Junior Secured Party” under the Subordination Agreement. In the event of any conflict between the terms of the Subordination Agreement and this Security Instrument, the terms of the Subordination Agreement shall govern and control. The Senior Agent is an intended third party beneficiary of this Section with the right to enforce same. This Section cannot be amended without the prior written consent of the Senior Agent, and the other terms of this Security Instrument may only be amended in accordance with the Subordination Agreement.

Section 7.18         Recording Documentation To Assure Security. Mortgagor shall promptly, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any of the Property or to any property intended to be subject to the lien hereof or the security interests created hereby to be filed, registered and recorded in such manner and in such places as may be required by any present or future law and shall take such actions as Mortgagee shall deem necessary in order to publish notice of and fully to protect the validity and priority of the liens, assignment, and security interests purported to be created upon the Property and the interest and rights of Mortgagee therein, in each case subject to the terms of the Intercreditor Agreements. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments, in each case subject to the terms of the Intercreditor Agreements. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Mortgage, in each case subject to the terms of the Intercreditor Agreements.

Section 7.19         Additions to the Property. All right, title and interest of Mortgagor in and to all extensions, amendments, relocations, restakings, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the Lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the Lien and security interest of this Mortgage.

Article VIII

[STATE-SPECIFIC PROVISIONS]7

7 NTD: Applicable state specific provisions (including, without limitation, to convert this form into a deed of trust or other appropriate document) to be inserted in appropriate places in this form. Any defined terms used in each state specific provision below be incorporated into the final version of the applicable mortgage.

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been EXECUTED AND DELIVERED by Mortgagor effective as of the date first above written, caused this instrument to be duly by authority duly given.

MORTGAGOR:

[●],
a Delaware limited liability company

By:
Name:	Brian E. Donley
Title:	hief Financial Officer and Treasurer

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS.

On this ____ day of ____, 202[●], before me, the undersigned notary public, personally appeared Brian E. Donley, proved to me through satisfactory evidence of identification, which was my personal knowledge of his identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Chief Financial Officer and Treasurer of ____________________, a Delaware limited liability company, as the voluntary act of the limited liability company.

Notary Public
My Commission Expires: